Exhibit 4.11

SECURITY AGREEMENT

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP,
as Guarantor

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Bond Trustee

- and -

THE BANK OF NOVA SCOTIA,
as Issuer, Seller, Servicer, Cash Manager, Interest Rate Swap Provider, Covered Bond Swap Provider, Managing GP, Intercompany Loan Provider,
GDA Provider and Account Bank

- and -

THE BANK OF NOVA SCOTIA, LONDON BRANCH,
as Principal Paying Agent, Registrar and Transfer Agent

- and -

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,
as a Paying Agent, a Registrar, a Transfer Agent and Exchange Agent

DATED AS OF JULY 19, 2013

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SCHEDULE 1	1

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SCHEDULE 2	1
SCHEDULE 3	1

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THIS SECURITY AGREEMENT is made as of July 19, 2013

BETWEEN:

(1)	SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario, whose registered office is at 100 King Street West, Suite 6100, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, by its managing general partner, Scotiabank Covered Bond GP Inc. (in its capacity as the Guarantor);
(2)	COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, whose registered office is at 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, in its capacity as Bond Trustee, which expression includes such company and all other Persons or companies for the time being acting as bond trustee or bond trustees under this Agreement and under the Trust Deed;
(3)	THE BANK OF NOVA SCOTIA, a bank named in Schedule I to the Bank Act, whose executive office is at Scotia Plaza, 44 King Street West, Toronto, Ontario, M5H 1H1, in its capacity as Issuer, Seller, Servicer, Cash Manager, Interest Rate Swap Provider, Covered Bond Swap Provider, Managing GP, Intercompany Loan Provider, GDA Provider and Account Bank;
(4)	THE BANK OF NOVA SCOTIA, LONDON BRANCH, acting through its office at 201 Bishopsgate, 6th Floor, London EC2M 3NS, in its capacities as the Principal Paying Agent, Registrar and Transfer Agent;
(5)	THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, acting through its office at One Liberty Plaza, 23rd Floor, New York, NY 10006, in its capacity as a Paying Agent, a Registrar, a Transfer Agent and the Exchange Agent; and

WHEREAS:

(A)	Pursuant to the Trust Deed, the Guarantor has provided a guarantee covering all Guaranteed Amounts when the same become Due for Payment in respect of all Covered Bonds issued under the Program from time to time; and
(B)	The Guarantor has agreed to execute and deliver this Agreement to and in favour of the Bond Trustee (on behalf of the Secured Creditors) as security for the payment and performance of the Guarantor's obligations under the Transaction Documents to which the Guarantor is a party, including but not limited to the Trust Deed;

AND WHEREAS:

(A)	The Issuer has agreed to make available an Intercompany Loan to the Guarantor comprised of the Guarantee Loan and the Demand Loan pursuant to the terms of the Intercompany Loan Agreement, upon and subject to the terms thereof.
(B)	The Seller has agreed to sell the Initial Portfolio to the Guarantor on the First Transfer Date pursuant to the Mortgage Sale Agreement. The Seller may also sell from time to time Additional Loans and their Related Security to the Guarantor after the First Transfer Date.

(C)	The Servicer has agreed to service the Loans and their Related Security included in the Covered Bond Collateral on the terms set out in the Servicing Agreement.
(D)	The Cash Manager has agreed to provide certain cash management services to the Guarantor and the Bond Trustee on the terms set out in the Cash Management Agreement.
(E)	The Managing GP has agreed to provide certain corporate and management services to the Guarantor on the terms set out in the Administration Agreement.
(F)	The Account Bank and the GDA Provider have agreed to provide certain banking services to the Guarantor on the terms set out in the Bank Account Agreement and the Guaranteed Deposit Account Contract, respectively.
(G)	The Agents have agreed to provide certain agency services on behalf of the Guarantor to the Guarantor for the benefit of the Covered Bondholders pursuant to the Agency Agreement.
(H)	The Standby GDA Provider has agreed to pay interest on any funds standing to the credit of the Standby GDA Account, if any, to the Guarantor on the terms set out in the Standby Guaranteed Deposit Account Contract.
(I)	The Standby Account Bank has agreed to make available a Standby GDA Account and Standby Transaction Account to the Guarantor on the terms set out in the Standby Bank Account Agreement.
(J)	New Secured Creditors (including, without limitation, New Sellers, New Servicers, new Interest Rate Swap Providers and new Covered Bonds Swap Providers) will accede to this Agreement from time to time on the terms set out herein.
(K)	The Guarantor has agreed to grant the security described in this Agreement to the Bond Trustee to secure the Guarantor’s obligations under the Transaction Documents, upon and subject to the terms hereof. The Bond Trustee will hold such security on trust for the benefit of the Secured Creditors.

NOW THEREFORE, IT IS HEREBY AGREED that in consideration of the mutual covenants and agreements herein set forth, the parties agree as follows:

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Article 1
INTERPRETATION

1.1	Definitions

The Master Definitions and Construction Agreement made between the parties to the Transaction Documents on the date hereof (as the same may be amended, varied and/or supplemented from time to time with the consent of the parties thereto) (the “Master Definitions and Construction Agreement”) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Agreement (as so amended, varied and/or supplemented) will, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement will be construed in accordance with the interpretation provisions set out in Section 2 (Interpretation and Construction) of the Master Definitions and Construction Agreement.

1.2	Interpretation
(a)	For the purposes of this Agreement, “this Agreement” has the same meaning as “Security Agreement” in the Master Definitions and Construction Agreement.
(b)	In this Agreement, except where the context otherwise requires:
(i)	if the Bond Trustee considers that an amount paid by the Guarantor to a Secured Creditor and/or the Bond Trustee and/or any Receiver under or pursuant to any Transaction Document or under or pursuant to this Agreement is capable of being avoided or otherwise set aside on the liquidation or administration of the Guarantor or otherwise and that there is a reasonable prospect of such liquidation or administration occurring and of such payment being so avoided or set aside, then that amount will not be considered to have been irrevocably paid for the purposes of this Agreement; and
(ii)	a reference in this Agreement to any property, assets, undertakings or rights includes, unless the context otherwise requires, present and future property, assets, undertakings or rights.
1.3	Schedules

The Schedules attached to this Agreement will, for all purposes of this Agreement, form an integral part of it.

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Article 2
SECURITY

2.1	Loans and Related Security

The Guarantor, by way of security for the performance, payment and discharge of the Secured Obligations, subject to Article 3 (Release of Charged Property), hereby grants to the Bond Trustee on behalf of the Secured Creditors a first priority mortgage, charge, assignment and security interest in all of its right, title, interest and benefit, present and future, in, to and under the Portfolio in respect of the Loans and their Related Security included in the Covered Bond Collateral from time to time and all other related rights under the same, and any proceeds thereof, including all amounts which may become payable thereunder, all related insurance proceeds and claims (including those arising from property insurance, title insurance and any other insurance policies held by the Guarantor or by the Seller on its behalf) and the benefit of all covenants relating thereto and all powers and remedies for enforcing the same and the Customer Files and other documents relating to a Mortgaged Property included in the Covered Bond Collateral including (without limiting the generality of the foregoing) any consents, postponements, reports, valuations (including all Valuation Reports), opinions, certificates and other statements of fact or opinion or both given in connection with the Loans and their Related Security included in the Covered Bond Collateral from time to time (and all causes and rights of action of the Guarantor against any Person in connection with the same) and any other contractual documents or any security documents in either case setting out the terms of the Loans and their Related Security included in the Covered Bond Collateral from time to time.

2.2	Contractual Rights

The Guarantor, by way of security for the performance, payment and discharge of the Secured Obligations, subject to Article 3 (Release of Charged Property), hereby grants to the Bond Trustee a first priority mortgage, charge, assignment and security interest in all of its right, title, benefit and interest, present and future, in, to and under the Transaction Documents (other than this Agreement) and all other related rights under the same, and any proceeds thereof, including all rights to receive payment of any amounts which may become payable to it thereunder, all payments received by it thereunder, the benefit of all covenants relating thereto and all powers and remedies for enforcing the same including, without limitation, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof.

2.3	Accounts

The Guarantor, by way of security for the performance, payment and discharge of the Secured Obligations, subject to Article 3 (Release of Charged Property), hereby grants to the Bond Trustee a first priority security interest in all of its rights, interest and benefit, present and future, in and to all funds now or at any time hereafter standing to the credit of the Guarantor Accounts, and each other account (if any) in which the Guarantor may at any time have or acquire any right, title, benefit or interest, and the debts represented by them together with all rights relating or attached thereto (including the right to interest).

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2.4	Excess Proceeds

The Guarantor, by way of security for the performance, payment and discharge of the Secured Obligations, subject to Article 3 (Release of Charged Property), hereby grants to the Bond Trustee a first priority security interest in all of its right, title, interest and benefit, present and future in, to and under any Excess Proceeds received by the Bond Trustee pursuant to the Trust Deed.

2.5	Substitute Assets

The Guarantor, by way of security for the performance, payment and discharge of the Secured Obligations, subject to Article 3 (Release of Charged Property), hereby grants to the Bond Trustee a first priority security interest in all of its right, title, interest and benefit in, to and under or in respect of all Substitute Assets for the time being owned by it, including all related securities entitlements and all credit balances, financial assets and funds, income and proceeds payable thereunder or credited to any related securities account and all rights in respect of or ancillary to such Substitute Assets, securities accounts, securities entitlements, credit balances and financial assets.

The Guarantor shall hold any of its security entitlements in a securities account that (i) is maintained in the name of the Guarantor at an office of a securities intermediary located in Ontario, and (ii) together with all financial assets credited thereto and all related security entitlements, is subject to a Securities Account Control Agreement (as defined below) among the Guarantor, the Bond Trustee and such securities intermediary (“Controlled Securities Account”). The Guarantor shall, at the request of the Bond Trustee (in the Bond Trustee’s sole discretion), (i) enter into and cause any securities intermediary holding a securities account in respect of Substitute Assets to enter into a securities account control agreement in form and substance satisfactory to the Bond Trustee acting reasonably (a “Securities Account Control Agreement”) in respect of all Substitute Assets constituting security entitlements of the Guarantor, and (ii) deliver each such Securities Account Control Agreement to the Bond Trustee. The Guarantor shall cause all Substitute Assets underlying any security entitlements acquired by the Guarantor after the date hereof to be credited to a Controlled Securities Account. For greater certainty, at no time shall any Substitute Assets acquired by the Guarantor be held in the name of the Seller.

The Bond Trustee will be entitled to deal with any security entitlements, securities accounts and securities intermediaries holding security entitlements as if it were the entitlement holder thereof including making such entitlement orders as it deems appropriate and instructing any such securities intermediary to transfer the securities accounts held in any Controlled Securities Accounts into an account in the name of the Bond Trustee or as it may direct.

2.6	Other Property

The Guarantor, by way of security for the performance, payment and discharge of the Secured Obligations, subject to Article 3 (Release of Charged Property), hereby grants to the Bond Trustee a first priority security interest in the whole of its undertaking and all of its property, assets, rights and revenues, whatsoever and wheresoever, both present or future, other

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than any property or assets that is the subject of a security interest pursuant to Sections 2.1 to 2.5 hereof.

2.7	Notice and Acknowledgement

In consideration of the benefit of this Agreement (the receipt of such benefit being evidenced by the Bond Trustee’s execution hereof), each Secured Creditor will be deemed to have acknowledged the Security made or granted by the foregoing provisions of this Article 2 (Security) and each of the Secured Creditors will further be deemed to have been notified of and undertaken to the Bond Trustee not to do anything inconsistent with the Security given under or pursuant to this Agreement or knowingly to prejudice the Security in favour of the Bond Trustee constituted hereunder or pursuant hereto or the Charged Property provided that, without prejudice to Article 17 (Exercise of Certain Rights), nothing herein will be construed as limiting the rights or obligations of any of the Secured Creditors exercisable or to be performed in accordance with and subject to the terms of any of the other Transaction Documents.

2.8	Bond Trustee’s Discretion

Subject to Section 20.2 (Delegation), without prejudice to the rights of the Bond Trustee after the Security created under or pursuant to this Agreement has become enforceable, the Guarantor hereby authorises the Bond Trustee, prior to the Security created by or pursuant to this Agreement becoming enforceable, to exercise, or refrain from exercising, all rights, powers, authorities, discretions and remedies of the Guarantor under or in respect of the Transaction Documents referred to in Section 2.2 (Contractual Rights) in such manner as the Bond Trustee in its absolute discretion will think fit. For the avoidance of doubt, the Bond Trustee will not be required to have regard to the interests of the Guarantor in the exercise or non-exercise of any such rights, powers, authorities, discretions and remedies or to comply with any direction given by the Guarantor in relation thereto.

2.9	Declaration of Trust

The Bond Trustee hereby declares itself trustee of all the covenants, undertakings, charges, assignments, assignations and other security interests made or given to it or to be made or given to it under or pursuant to this Agreement and the other Transaction Documents for itself and the other Secured Creditors in respect of the Secured Obligations owed to each of them respectively upon and subject to the terms and conditions of this Agreement.

2.10	Appointment of Agent

The Guarantor hereby appoints the Bond Trustee as its agent to do, make and execute, in the name of and on behalf of the Guarantor, all such further acts, documents, matters and things which the Bond Trustee may deem necessary or advisable to accomplish the purposes of this Agreement including the execution, endorsement and delivery of documents and any notices, receipts, assignments or verifications of the accounts and the delivery and transfer of any Charged Property to the Bond Trustee, its nominees or transferees.

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2.11	Fondé de Pouvoir and Power of Attorney

The Bond Trustee is hereby appointed and accepts its appointment as a holder of an irrevocable power of attorney (fondé de pouvoir) of the Secured Creditors as contemplated by article 2692 of the Civil Code of Québec to enter into, to take and to hold, on behalf of and for the benefit of each of the Secured Creditors any hypothec granted on the Charged Property pursuant to the laws of the Province of Québec to secure or evidence the Secured Obligations, and to exercise such powers and duties that are conferred upon the Bond Trustee under any deed of hypothec, or under this Agreement or the other Transaction Documents. Any Person who becomes a Secured Creditor will be deemed to have consented to confirm the Bond Trustee as fondé de pouvoir and to have ratified as of the date such Person becomes a Secured Creditor all actions taken by the fondé de pouvoir. The execution by the Bond Trustee, acting as fondé de pouvoir and mandatary, prior to the execution of this Agreement or any deeds of hypothec, is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Québec), the Bond Trustee may acquire and be the holder of any bond issued by the Issuer (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by the Issuer).

Article 3
RELEASE OF CHARGED PROPERTY

3.1	On Payment and Discharge of Secured Obligations

Upon the irrevocable and unconditional payment and discharge of all the Secured Obligations in full to the satisfaction of the Bond Trustee, the Bond Trustee will, at the written request and cost of the Guarantor, release, reassign or discharge the Charged Property to, or to the order of, the Guarantor.

3.2	Disposal of Substitute Assets

Upon the Cash Manager, on behalf of the Guarantor, making a disposal of any Substitute Assets charged pursuant to Section 2.5 (Substitute Assets) in accordance with the Transaction Documents, the Bond Trustee will, if so requested in writing by the Cash Manager (but at the sole cost and expense (on an indemnity basis) of the Guarantor), but without being responsible for any loss, costs, claims or liabilities whatsoever occasioned and howsoever arising by so acting upon such request, release, reassign or discharge from the encumbrances constituted by this Agreement the relevant Substitute Assets, provided that the proceeds of such disposal are paid into the GDA Account (or, as applicable, the Standby GDA Account), subject to and in accordance with the provisions of the Transaction Documents.

3.3	Withdrawals from Guarantor Accounts

From time to time, for the avoidance of doubt, there will be deemed to be released from the Security constituted by this Agreement all amounts which the Cash Manager, on behalf of the Guarantor and the Bond Trustee, is permitted by the Transaction Documents to withdraw from the Guarantor Accounts to apply them pursuant to the applicable Priority of Payments and

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otherwise in accordance with the Transaction Documents, any such release to take effect immediately upon the relevant withdrawal being made provided that where the relevant amount is transferred to another Guarantor Account, it will thereupon become subject to the Security constituted by this Agreement in respect of such other Guarantor Account.

3.4	Sale of the Portfolio

In the event of any sale of Loans (including Selected Loans) and their Related Security (and any other related rights under the same) by or on behalf of the Guarantor pursuant to and in accordance with the other Transaction Documents, such sold Loans and their Related Security (and any other related rights under the same) will no longer form part of the Portfolio and the Bond Trustee will, if so requested in writing by the Guarantor (at the sole cost and expense of the Guarantor), release, re-assign or discharge those Loans and their Related Security (and any other related rights under the same) from the Security created by and pursuant to this Agreement on the date of any such sale and such Loans and their Related Security will no longer form part of the Portfolio provided that the Bond Trustee will have received from the Managing GP a certificate that such sale of Loans and their Related Security has been made in accordance with the terms of the Transaction Documents and, in the case of Selected Loans only, that the Selected Loans are Randomly Selected Loans, and that the proceeds of sale required to be paid pursuant to the Transaction Documents have been received and deposited into the GDA Account (or, as applicable, the Standby GDA Account).

Article 4
CONTINUANCE OF SECURITY

4.1	Continuing Security

The Security contained in or granted pursuant to this Agreement will remain in force as continuing security for the Secured Creditors notwithstanding any settlement of account or the existence at any time of a credit balance on any Guarantor Account or other account or any other act, event or matter whatsoever.

4.2	Acknowledgement

The Guarantor hereby acknowledges the Security and undertakes to the Bond Trustee not to do anything inconsistent with the Security or knowingly to prejudice the Security or the Charged Property or the Bond Trustee’s interest therein and the Guarantor covenants to maintain the Security as a first priority and perfected Security Interest against the Charged Property in priority of all Adverse Claims (subject to Permitted Encumbrances) and will not permit the validity, effectiveness, or priority of the Security to be postponed, amended, terminated, impaired, released or discharged.

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4.3	Accession of New Secured Creditors

Any New Secured Creditor (excluding the Covered Bondholders) will accede to the terms of this Agreement by executing an Accession Undertaking in the form or substantially in the form set out in Schedule 2 to this Agreement.

Article 5
PAYMENTS OUT OF THE GUARANTOR ACCOUNTS PRIOR TO ENFORCEMENT

5.1	Priorities of Payments

The parties hereto acknowledge that the Guarantor Agreement sets out the Pre-Acceleration Revenue Priority of Payments, the Pre-Acceleration Principal Priority of Payments and the Guarantee Priority of Payments (as may be amended from time to time in accordance with the terms of the Transaction Documents) which will be binding on each of the parties hereto and all Secured Creditors from time to time.

5.2	Investments in Substitute Assets

Notwithstanding the Security granted pursuant to Article 2 (Security), the Cash Manager may, on behalf of the Guarantor, invest in the name of the Guarantor, funds standing from time to time to the credit of the Guarantor Accounts in Substitute Assets in accordance with the Cash Management Agreement and the Guarantor Agreement provided that:

(a)	such Substitute Assets and all related securities entitlements and all credit balances, financial assets and related proceeds credited to any related securities account be subject to the Security at all times;
(b)	any costs properly incurred by the Bond Trustee in making and changing investments will be reimbursed to the Bond Trustee by the Guarantor; and
(c)	all income from and proceeds following the disposal or maturity of Substitute Assets will be credited to the relevant Guarantor Account.

Notwithstanding the Security and other rights created by or pursuant to Article 2 (Security), Substitute Assets may, on any Toronto Business Day, be sold, redeemed, realised or otherwise disposed of subject always to the other provisions hereof (including without limitation Sections 2.5 (Substitute Assets) and 3.2 (Disposal of Substitute Assets)) and the other Transaction Documents.

5.3	Management and Application of Funds

The Guarantor will take or cause to be taken such action as may from time to time be necessary on its part to ensure that all amounts received by the Guarantor and falling within any of the following categories shall from time to time either (i) be credited to the GDA Account (and/or as applicable, the Standby GDA Account), or (ii) be applied directly in accordance with the applicable Priorities of Payments:

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(a)	all Revenue Receipts and all Principal Receipts;
(b)	amounts received by the Guarantor pursuant to the Interest Rate Swap Agreement;
(c)	Excess Proceeds received from the Bond Trustee pursuant to the Trust Deed;
(d)	any other amount whatsoever received by or on behalf of the Guarantor after the Program Date (including, without limitation, the proceeds of any Advances made to the Guarantor where such funds have not been applied to acquire Additional Loans and their Related Security pursuant to the Mortgage Sale Agreement, to make Additional Loan Advances or invest in Substitute Assets), but excluding any Tax Credits, Swap Collateral Excluded Amounts and Third Party Amounts;
(e)	the proceeds arising from the disposal of any Substitute Assets and any and all income or other distributions received by the Guarantor in respect thereof or arising from the proceeds of any Substitute Assets; and
(f)	such other payments received by the Guarantor as are, or ought in accordance with this Agreement to be, comprised in the Charged Property, including the proceeds from the sales of Loans and their Related Security by the Guarantor.
5.4	Enforcement When Not All Amounts Due and Payable

If the Bond Trustee enforces the Security at a time when either no amounts or not all amounts owing in respect of the Secured Obligations have become due and payable, the Bond Trustee (or any Receiver) may, for so long as no such amounts or not all such amounts have become due and payable, pay any funds referred to in Article 6 (Payments out of the Guarantor Accounts Upon Enforcement) into, and retain such funds in, an interest-bearing account to be held by it as security and applied by it in accordance with Article 6 as and when any of the amounts referred to therein become due and payable.

Article 6
PAYMENTS OUT OF THE GUARANTOR ACCOUNTS UPON ENFORCEMENT

6.1	After a Guarantor Acceleration Notice

From and including the time when the Bond Trustee, following a Guarantor Event of Default, serves a Guarantor Acceleration Notice on the Issuer and the Guarantor or, if there are no Covered Bonds outstanding, following a default in the payment or discharge of any other Secured Obligations on its due date (i) no amount may be withdrawn from the Guarantor Accounts, save as directed by the Bond Trustee in accordance with the terms of this Agreement, and (ii) the Bond Trustee will have the sole, exclusive and irrevocable authority to give directions to the Cash Manager in respect to all deposits and withdrawals of funds with respect to the Guarantor Accounts.

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6.2	Payment of Funds After Service of a Guarantor Acceleration Notice and Enforcement of Security

All funds received or recovered by the Bond Trustee or any Receiver, after a Guarantor Event of Default and service of a Guarantor Acceleration Notice on the Issuer and the Guarantor, or, if there are no Covered Bonds outstanding, following a default in the payment or discharge of any other Secured Obligations on its due date, for the benefit of the Secured Creditors in respect of the Secured Obligations (other than any Tax Credit, Third Party Amount or Swap Collateral Excluded Amount), save to the extent required otherwise by Law, will be held by the Bond Trustee and applied, in the following order of priority (and, in each case, only if and to the extent that payments or provisions of a higher order of priority have been made in full) (the “Post-Enforcement Priority of Payments”):

(a)	first, in or towards satisfaction of pro rata and pari passu according to the respective amounts thereof of:
(i)	all amounts due and payable or to become due and payable to the Bond Trustee under the provisions of the Trust Deed with respect to the performance of its obligations hereunder and under the Trust Deed together with interest and applicable GST (or other similar taxes) chargeable on the supply in respect of which the payment is made as provided therein; and
(ii)	all amounts due and payable or to become due and payable to the Bond Trustee or any Receiver under the provisions of this Agreement together with interest and applicable GST (or other similar taxes) chargeable on the supply in respect of which the payment is made as provided therein; and
(b)	second, in or towards satisfaction of any remuneration then due and payable to the Agents under or pursuant to the Agency Agreement together with applicable GST (or other similar taxes) thereon as provided therein
(c)	third, in or towards satisfaction of pro rata and pari passu according to the respective amounts thereof of:
(i)	if the Servicer is not the Seller or an Affiliate thereof, any remuneration then due and payable to such Servicers and any costs, charges, liabilities and expenses then due or to become due and payable to such Servicers under the provisions of the Servicing Agreement in respect of Loans owned by the Guarantor, together with applicable GST (or other similar taxes) chargeable on the supply in respect of which the payment is made as provided therein;
(ii)	any remuneration then due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager under the provisions of the Cash
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Management Agreement, together with applicable GST (or other similar taxes) chargeable on the supply in respect of which the payment is made as provided therein;

(iii)	any amounts due and payable to the Account Bank or GDA Provider (or, as applicable, the Standby Account Bank or Standby GDA Provider) (including any costs, charges, liabilities and expenses) pursuant to the terms of the Bank Account Agreement or Guaranteed Deposit Account Contract, respectively (or, as applicable, the Standby Bank Account Agreement or Standby Guaranteed Deposit Account Contract, respectively), together with applicable GST (or other similar taxes) chargeable on the supply in respect of which the payment is made as provided therein; and
(iv)	amounts due to the Custodian pursuant to the terms of the Mortgage Sale Agreement, together with applicable GST (or other similar taxes) chargeable on the supply in respect of which the payment is made as provided therein;
(d)	fourth, to pay pro rata and pari passu according to the respective amounts thereof, of:
(i)	any amounts due and payable to the Interest Rate Swap Provider pro rata and pari passu according to the respective amounts thereof (including any termination payment (but excluding any Excluded Swap Termination Amounts)) pursuant to the terms of the Interest Rate Swap Agreement;
(ii)	the amounts due and payable to the Covered Bond Swap Provider pro rata and pari passu in respect of each relevant Series of Covered Bonds to the Covered Bond Swap Agreement (including any termination payment due and payable by the Guarantor under the Covered Bond Swap Agreement (but excluding any Excluded Swap Termination Amount)) in accordance with the terms of the Covered Bond Swap Agreement; and
(iii)	the amounts due and payable under the Covered Bond Guarantee, to the Bond Trustee or (if so directed by the Bond Trustee) the Paying Agent on behalf of the holders of the Covered Bonds pro rata and pari passu in respect of interest and principal due and payable on each Series of Covered Bonds, provided that if the amount available for distribution under this paragraph (d) (excluding any amounts received from the Covered Bond Swap Provider in respect of amounts referred to in (d)(ii) above) would be insufficient to pay the Canadian Dollar Equivalent of the amounts due and payable under the Covered Bond Guarantee in respect of each Series of Covered Bonds under (d)(iii) above, the shortfall will be divided amongst all such Series of Covered Bonds on a pro rata basis and the amount payable by the Guarantor in respect of each relevant Series of Covered Bonds under (d)(ii) above to the

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Covered Bond Swap Provider will be reduced by the amount of the shortfall applicable to the Covered Bonds in respect of which such payment is to be made;

(e)	fifth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof, of any Excluded Swap Termination Amounts due and payable by the Guarantor to the relevant Swap Provider under the relevant Swap Agreement;
(f)	sixth, after the Covered Bonds have been fully repaid, any remaining moneys shall be applied in or towards repayment in full of all amounts outstanding under the Intercompany Loan Agreement;
(g)	seventh, towards payment of any indemnity amount due to the Partners pursuant to the Guarantor Agreement;
(h)	eighth, in or towards payment of the fee due to the Corporate Services Provider; and
(i)	ninth, thereafter any remaining moneys will be applied in or towards payment to the Partners pursuant to the Guarantor Agreement.

If the Guarantor receives any Tax Credits in respect of a Swap Agreement following the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice, such Tax Credits will be used to reimburse the relevant Swap Provider for any gross-up in respect of any withholding or deduction made under the relevant Swap Agreement. Following the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice, any Swap Collateral Excluded Amounts in respect of a Swap Agreement will be returned to the relevant Swap Provider subject to the terms of the relevant Swap Agreement, and any Third Party Amounts will be returned to the Seller, with the Seller paying such Third Party Amounts to the relevant third party.

Any Third Party Amounts received by the Bond Trustee or any Receiver after service of an Guarantor Acceleration Notice will be held by it on trust for the Seller until they have been returned to the Seller.

Upon receipt of the benefit of this Agreement, each Secured Creditor will be deemed to have acknowledged and concurred (A) with the provisions of this Section 6.2 and agrees that it will have no claim against the Bond Trustee as a result of the application thereof; and (B) that the application of funds pursuant to the Post-Enforcement Priority of Payments is without prejudice to the provisions set out in Section 7.2 (Mandatory Repayment Upon Demand Loan Repayment Event) of the Intercompany Loan Agreement.

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Article 7
CONFLICT

7.1	Secured Creditors
(a)	Notwithstanding any other provision in any Transaction Document to the contrary, the Bond Trustee will, as regards the exercise and performance of all its powers, rights, trusts, authorities, duties and discretions under or pursuant to this Agreement or any other Transaction Document to which the Bond Trustee is a party or the rights or benefits which are comprised in the Charged Property, have regard only to the interests of the Covered Bondholders while any of the Covered Bonds remains outstanding (save in relation to a proposed modification to, or waiver or authorisation of any breach or proposed breach of, any provisions of the Covered Bonds of any Series or any of the Transaction Documents where it will only have regard to the interests of the Covered Bondholders) and will not, subject to applicable law, be required to have regard to the interests of any other Secured Creditor or any other Person or to act upon or comply with any direction or request of any other Secured Creditor or any other Person while any amount remains owing to any Covered Bondholder.
(b)	Where, in connection with such exercise or performance by it of any of its powers, rights, trusts, authorities, duties, and discretions (including without limitation, any modification, waiver, authorisation, determination or substitution) under or pursuant to this Agreement or any of the other Transaction Documents, the Bond Trustee is required to have regard to Covered Bondholders (or any Series thereof), it will have regard to the general interests of the Covered Bondholders of each Series as a class but will not have regard to any interests arising from circumstances particular to individual Covered Bondholders or Couponholders (whatever their number) and, in particular but without limitation, will not have regard to the consequences of any such exercise for individual Covered Bondholders or the related Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Bond Trustee will not be entitled to require, nor will any Covered Bondholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Bond Trustee, the Bond Trustee or any other Person any indemnification or payment in respect of any Tax or stamp duty consequences of any such exercise upon individual Covered Bondholders and/or Couponholders, except to the extent already provided for in Condition 7 (Taxation) and/or in any undertaking or covenant given in addition to, or in substitution for, Condition 7 (Taxation) pursuant to the Trust Deed.
(c)	If, in connection with the exercise of its powers, trusts, authorities or discretions, the Bond Trustee is of the opinion that the interests of the Covered Bondholders of any one or more Series would be materially prejudiced thereby, the Bond Trustee will not exercise such power, trust, authority or discretion without the approval of such Covered Bondholders so prejudiced by Extraordinary Resolution
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or by a direction in writing of such Covered Bondholders so prejudiced of not less than 25 per cent. of the Canadian Dollar Equivalent of the Principal Amount Outstanding of the Covered Bonds of the relevant Series then outstanding.

(d)	The Bond Trustee shall perform its duties hereunder with respect to the preservation, enforcement and application of proceeds of the Security in accordance with the Transaction Documents.
7.2	Acknowledgement

Upon receipt of the benefit of this Agreement, each Secured Creditor will be deemed to have acknowledged and concurred with the provisions of Section 7.1 (Secured Creditors) and each of them agrees that it will have no claim against the Bond Trustee as a result of the application thereof.

Article 8
THE BOND TRUSTEE’S POWERS

8.1	Prior Notification

The Bond Trustee will, if reasonably practicable, give prior notification to the Sellers of the Bond Trustee’s intention to enforce the Security, provided always that the failure of the Bond Trustee to provide such notification will not prejudice the ability of the Bond Trustee to enforce the Security.

8.2	Enforceability

The Security will become immediately enforceable and will, in accordance with this Article 8, be exercisable by the Bond Trustee, in each case at any time following a Guarantor Event of Default and service of a Guarantor Acceleration Notice on the Issuer and the Guarantor or, if there are no Covered Bonds outstanding, following a default in the payment or discharge of any other Secured Obligations on its due date. Without limiting the generality of the foregoing or any of the rights and remedies of the Bond Trustee set out herein or otherwise under applicable Law, the Bond Trustee will have the same powers as a Receiver set out in Section 9.6 (Powers of Receiver) in respect of any enforcement pursuant to this Section 8.2. Without prejudice to the effectiveness of any service of the Guarantor Acceleration Notice, as soon as is reasonable thereafter and in any event no later than three Toronto Business Days thereafter, the Bond Trustee will serve a copy of any Guarantor Acceleration Notice on each of the Secured Creditors, the Guarantor, the Rating Agencies and the Asset Monitor.

8.3	Application to Court

The Bond Trustee may at any time after the Security created under or pursuant to this Agreement will have become enforceable apply to the court for an order that the powers and trusts of this Agreement be exercised or carried into execution under the direction of the court and for the appointment of a Receiver of the Guarantor and/or the Charged Property or any part thereof, as provided in Section 9.1 (Appointment) and for any other order in relation to the

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execution and administration of the powers and trusts hereof as the Bond Trustee will deem expedient, and it may assent to or approve any such application to the court made at the instance of any of the other Secured Creditors.

8.4	Retention of Advisers

The Bond Trustee may in relation hereto and the other Transaction Documents retain, rely and/or act on the advice or report or opinion of or any information obtained from any auditor, lawyer, valuer, accountant, surveyor, banker, professional adviser, broker, financial adviser, auctioneer or other expert whether obtained by the Issuer, the Guarantor, the Bond Trustee or otherwise and whether or not addressed to the Bond Trustee will not be responsible for any liability occasioned by so acting or relying upon such advice, report, opinion or information, provided the Bond Trustee has acted in its capacity as Bond Trustee in accordance with the standard of care set out in Section 11.1 (Standard of Care).

Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Bond Trustee will not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same will contain some error or will not be authentic.

8.5	Additional Powers of the Bond Trustee

Except as otherwise provided or otherwise in conflict or inconsistent with the Transaction Documents, the Bond Trustee has the following additional powers:

(a)	The Bond Trustee may call for and will be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two Authorised Signatories of the Issuer or, as the case may be, the Guarantor, two Authorised Signatories of the Managing GP (as the case may be) and the Bond Trustee will not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other Person acting on such certificate.
(b)	The Bond Trustee will not be bound to give notice to any Person of the execution of any documents comprised or referred to herein or to take any steps to ascertain whether any Issuer Event of Default, Potential Issuer Event of Default, Guarantor Event of Default or Potential Guarantor Event of Default has occurred and, until it will have actual knowledge or express notice pursuant hereto to the contrary, the Bond Trustee will be entitled to assume that no Issuer Event of Default, Potential Issuer Event of Default, Guarantor Event of Default or Potential Guarantor Event of Default has occurred and that each of the Issuer and the Guarantor is observing and performing all of their respective obligations hereunder.
(c)	Save as expressly otherwise provided herein, the Bond Trustee will have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions hereunder (the exercise or non-exercise of which as
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between the Bond Trustee and the Secured Creditors will be conclusive and binding on the Secured Creditors) and will not be responsible for any Liability which may result from its exercise or non-exercise.

(d)	Any consent or approval given by the Bond Trustee for the purposes hereof may be given on such terms and subject to such conditions (if any) as the Bond Trustee thinks fit and notwithstanding anything to the contrary herein may be given retrospectively.
(e)	Where it is necessary or desirable for any purpose in connection herewith to convert any sum from one currency to another it will (unless otherwise provided herein or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Bond Trustee in consultation with the Bank and any rate, method and date so agreed will be binding on the Issuer, the Guarantor and the Secured Creditors.
(f)	The Bond Trustee as between itself and the Secured Creditors may determine all questions and doubts arising in relation to any of the provisions hereof. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Bond Trustee, will be conclusive and will bind the Bond Trustee and the Secured Creditors absent manifest error.
(g)	The Bond Trustee will not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement and any other Transaction Document or any other document relating or expressed to be supplemental thereto and will not be liable for any failure of any other party to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Agreement and any other Transaction Document or any other document relating or expressed to be supplemental thereto.
(h)	No provision herein will require the Bond Trustee to do anything which may (i) be illegal or contrary to applicable Law or regulation, or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or Liability is not assured to it.
(i)	The Bond Trustee will not be liable or responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any Person contained herein, or any other agreement or document relating to the transactions contemplated herein or under such other agreement or document.
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(j)	Subject to Section 11.2 (Standard of Care), the Bond Trustee will not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions hereof.
(k)	The Bond Trustee will not be responsible for any loss, expense or liability, which may be suffered as a result of any Loans or Related Security, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by clearing organisations or their operators or by intermediaries such as banks, brokers or other similar Persons on behalf of the Bond Trustee. The Bond Trustee will not be responsible for: (i) supervising the performance by the Issuer, the Guarantor, or any other party to the Transaction Documents of their respective obligations under the Transaction Documents, and the Bond Trustee will be entitled to assume, until it has received written notice to the contrary, that all such Persons are properly performing their duties; (ii) considering the basis on which approvals or consents are granted by the Issuer, the Guarantor or any other party to the Transaction Documents under the Transaction Documents; (iii) monitoring the Portfolio, including, without limitation, whether the Portfolio is in compliance with the Asset Coverage Test and/or the Amortization Test; or (iv) monitoring whether Loans and Related Security satisfy the Eligibility Criteria. The Bond Trustee will not be liable to any Covered Bondholder or any other Secured Creditor for any failure to make or to cause to be made on their behalf the searches, investigations and enquiries which would normally be made by a prudent chargee in relation to the Security and have no responsibility in relation to the legality, validity, sufficiency and enforceability of the Security and the Transaction Documents.
(l)	Where hereunder the Bond Trustee is required to consider whether any event or the exercise by it of any of its powers, authorities or discretions is or will be materially prejudicial to the interests of the Covered Bondholders of one or more Series, the Bond Trustee will be entitled to call for and rely and act upon the advice or opinion of any reputable financial or other adviser (whether or not such financial adviser will be a Secured Creditor or otherwise party to any Transaction Document, except a member of the Scotiabank Group) and if relied upon by the Bond Trustee will be binding on the Covered Bondholders and Couponholders of all Series and the Bond Trustee will not incur any Liability by reason of so acting or relying.
8.6	Scotia Total Equity Plan and STEP Loans

The Bond Trustee, following the occurrence of a Guarantor Event of Default and the service of a Guarantor Acceleration Notice on the Guarantor, will (i) have the sole right to take all enforcement actions and make all servicing decisions with respect to the STEP Loans, the related STEP Collateral Mortgages and other Related Security to such STEP Loans, and (ii) allocate any monies received by it and otherwise realised from the enforcement of the security for all of the related STEP Accounts and the same STEP Borrower in accordance with the priority arrangements set out in Article 13 of the Mortgage Sale Agreement, including the allocation of such monies and any losses to all indebtedness owing all STEP Accounts with the

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same STEP Borrower. In this regard, the Guarantor or the Servicer on its behalf and/or the Bond Trustee may exercise or refrain from exercising any rights and remedies available to it under (i) the STEP Loans sold by the Servicer, as Seller, to the Guarantor, or (ii) the related STEP Collateral Mortgages and the Related Security to such STEP Loans in a manner adverse to the Seller or any Other STEP Creditor and neither the Guarantor nor the Servicer will have any liability to the Seller or any Other STEP Creditors in respect thereof.

Article 9
RECEIVER

9.1	Appointment

At any time after the Security created under or pursuant to this Agreement will have become enforceable, the Bond Trustee may, at its absolute discretion (and will if properly directed in accordance with Article 17 (Exercise of Certain Rights) and indemnified in accordance with Article 12 (Expenses and Indemnity), appoint, by writing or by deed, or make an application for, such Person or Persons (including an officer or officers of the Bond Trustee) as the Bond Trustee thinks fit, to be a Receiver of the Guarantor and/or the Charged Property or any part thereof and, in the case of an appointment of more than one Person, to act together or independently of the other or others. In the event that there is the presentation or filing of a petition or application to the court for a receivership order in relation to the Guarantor and/or the Charged Property and such presentation or filing is notified to the Secured Creditors, the Secured Creditors will forthwith notify the Bond Trustee.

9.2	Removal and Replacement

Except as otherwise required by statute, the Bond Trustee may by writing or by deed remove any Receiver and appoint another in its place or to act with any Receiver and the Bond Trustee may apply to the court for an order removing and/or appointing any such Receiver.

9.3	Extent of Appointment

The exclusion of any part of the Charged Property from the appointment of any Receiver will not preclude the Bond Trustee from subsequently extending its appointment (or that of any Receiver replacing it) to that part of the Charged Property or appointing another Receiver over any other part of the Charged Property.

9.4	Agent of the Guarantor

Any Receiver will, so far as the law permits and unless the Bond Trustee otherwise approves, be the agent of the Guarantor and the Guarantor alone will be responsible for such Receiver’s contracts, engagements, dishonesty, bad faith, wilful misconduct, negligence or reckless disregard and for liabilities incurred by him and in no circumstances whatsoever will the Guarantor have the authority to terminate the Receiver or change the terms of the Receiver’s appointment, or will the Bond Trustee be in any way responsible for or incur any liability in connection with such Receiver’s contracts, engagements, dishonesty, bad faith, wilful

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misconduct, negligence or reckless disregard, and if a Receiver of the Guarantor will be appointed, such Receiver will act, unless the Bond Trustee otherwise approves, as principal and not as agent for the Bond Trustee. Notwithstanding the generality of the foregoing, such Receiver will in the exercise of its powers, authorities and discretions conform to the regulations (if any) from time to time made and given in writing by the Bond Trustee.

9.5	Remuneration

The remuneration of any Receiver appointed by the Bond Trustee will be fixed by the Bond Trustee and may be or include a commission calculated by reference to the gross amount of all funds received or otherwise and may include remuneration in connection with claims, actions or proceedings made or brought against such Receiver by the Guarantor or any other Person or the performance or discharge of any obligation imposed upon him by statute or otherwise, but subject to Article 6 (Payments out of the Guarantor Accounts Upon Enforcement), such remuneration will be payable hereunder by the Guarantor alone. The amount of such remuneration will be paid in accordance with the terms and conditions and in the manner agreed from time to time between such Receiver and the Bond Trustee and in accordance with the Post-Enforcement Priority of Payments.

9.6	Powers of Receiver

Any Receiver of the Guarantor and/or the Charged Property or any part thereof appointed by the Bond Trustee, in addition to any powers conferred on a Receiver by statute or common law or equity, will have the following powers:

(a)	to take possession of, get in and collect the Charged Property (or such part thereof in respect of which it may be appointed) or any part thereof including income whether accrued before or after the date of his appointment;
(b)	to carry on, manage, concur in or authorise the management of, or appoint a manager of, the whole or any part of the business of the Guarantor;
(c)	to sell, exchange, license, surrender, release, disclaim, abandon, return or otherwise dispose of or in any way whatsoever deal with the whole or any part of the Charged Property or any interest in the Charged Property or any part thereof for such consideration (if any) and upon such terms (including by deferred payment or payment by instalments) as it may think fit and to concur in any such transaction;
(d)	to sell or concur in selling the whole or any part of the Guarantor’s business whether as a going concern or otherwise;
(e)	to appoint, engage, dismiss or vary the terms of employment of any employees, officers, managers, agents and advisers of the Guarantor upon such terms as to remuneration and otherwise and for such periods as he may determine;
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(f)	to insure, protect, maintain, repair, alter, improve, replace, exploit, add to and develop or concur in so doing, the Charged Property or any part thereof in any manner and for any purpose whatsoever;
(g)	in connection with the exercise or the proposed exercise of any of its powers or in order to obtain payment of its remuneration (whether or not it is already payable), to borrow or raise money from any Person, including the Bond Trustee, without security or on the security of any of the Charged Property and generally in such manner and on such terms as it may think fit;
(h)	to bring, defend, submit to arbitration, negotiate, compromise, abandon and settle any claims, disputes and proceedings concerning the Charged Property or any part thereof;
(i)	to transfer all or any of the Charged Property and/or any of the liabilities of the Guarantor to any other company or body corporate, whether or not formed or acquired for such purpose, provided that such Charged Property remain subject to the Security;
(j)	to sell on condition and to grant rights and options over the whole or any part of the Charged Property and (with or without consideration) to rescind, surrender or disclaim or accept or agree to accept surrenders or disclaimers of agreements relating to or affecting any of the Charged Property in such circumstances, to such Persons (including, without limitation, to the Bond Trustee), for such purposes and upon such terms whatsoever as it may think fit and also to vary the terms of any contract affecting any of the Charged Property;
(k)	to redeem, discharge or compromise any Encumbrance from time to time having priority to or ranking pari passu with this Agreement;
(l)	to effect or maintain indemnity insurance and other insurance and obtain bonds and performance guarantees;
(m)	in connection with the exercise of any of its powers, to execute or do, or cause or authorise to be executed or done, on behalf of or in the name of the Guarantor or otherwise, as it may think fit, all documents, receipts, registrations, acts or things which it may consider appropriate;
(n)	to exercise any powers, discretions, voting, conversion or other rights or entitlements in relation to any of the Charged Property or incidental to the ownership of or rights in or to any of the Charged Property and to complete or effect any transaction entered into by the Guarantor and complete, disclaim, abandon or modify all or any of the outstanding contracts or arrangements of the Guarantor relating to or affecting the Charged Property;
(o)	to delegate its powers by way of power of attorney or in any other manner to any Person any right, power or discretion exercisable by it under or pursuant to this
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Agreement on the terms (including the power to sub-delegate) and subject to any regulations which such Receiver may think fit and such Receiver will not be liable or responsible in any way to the Guarantor or the Bond Trustee for any loss or liability arising from any dishonesty, bad faith, wilful misconduct, gross negligence or reckless disregard on the part of any such delegate or sub-delegate;

(p)	generally to carry out, or cause or authorise to be carried out, any transaction, scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the Charged Property which it may consider expedient as effectually as if he were solely and absolutely entitled to the Charged Property;
(q)	in addition:
(i)	to do all other acts and things which it may consider desirable or necessary for realising any Charged Property or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Agreement; and
(ii)	to exercise in relation to any Charged Property all the powers, authorities and things which it would be capable of exercising if he were the absolute beneficial owner of the same,

and may use the name of the Guarantor for any of the above purposes; and

(r)	to pay and discharge out of the profits and income of the relevant Charged Property and the funds to be made by it in carrying on the business of the Guarantor the expenses incurred in and about the carrying on and management of the business or in the exercise of any of the powers conferred by this Section 9.6 or otherwise in respect of such Charged Property and all outgoings which it will think fit to pay and to apply the residue of the said profits, income or funds in the manner provided by Article 6 (Payments out of the Guarantor Accounts Upon Enforcement) hereof.

The Bond Trustee may pay over to a Receiver any funds constituting part of the Charged Property to the extent that the same may be applied for the purposes referred to in Article 6 (Payments out of the Guarantor Accounts Upon Enforcement) by such Receiver and the Bond Trustee may from time to time determine what funds such Receiver will be at liberty to keep in hand with a view to the performance of his duties as such Receiver. All distributions of funds made by the Receiver will be applied for the purposes referred to in Article 6 (Payments out of the Guarantor Accounts upon Enforcement).

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Article 10
PROTECTION OF THIRD PARTIES

10.1	Enquiry

No purchaser from, or other Person dealing with, the Bond Trustee or a Receiver will be concerned to enquire whether any of the powers exercised or purported to be exercised has arisen or become exercisable, whether the Secured Obligations remain outstanding or have become payable, whether the Bond Trustee or such Receiver is authorised to act or as to the propriety or validity of the exercise or purported exercise of any power by the Bond Trustee or such Receiver.

10.2	Receipts

Upon any dealing or transaction under or pursuant to this Agreement, the receipt of the Bond Trustee or a Receiver, as the case may be, will be an absolute and a conclusive discharge to a purchaser and will relieve him of any obligation to see to the application of any funds paid to or by the direction of the Bond Trustee or such Receiver.

Article 11
PROTECTION OF BOND TRUSTEE AND RECEIVER

11.1	Standard of Care

Neither the Bond Trustee nor any Receiver will be liable to the Guarantor, except where the same arises out of a breach of the terms of this Agreement or any dishonesty, bad faith, wilful misconduct, negligence or reckless disregard by the Bond Trustee or any Receiver in respect of such exercise, attempted or purported exercise or failure to exercise, in respect of any loss or damage which arises out of the exercise or the attempted or purported exercise of or failure to exercise any of their respective powers.

11.2	Possession

Without prejudice to the generality of Section 11.3 (Mortgagee in Possession), entry into possession of the Charged Property or any part thereof will not render the Bond Trustee or any Receiver liable to account as mortgagee in possession. If and whenever the Bond Trustee or any Receiver enters into possession of the Charged Property, it will be entitled at any time to go out of such possession.

11.3	Mortgagee in Possession

Neither the Bond Trustee, the Secured Creditors nor the Receiver will, by reason of any assignment or other security made under or pursuant to this Agreement or by the exercise of any of its rights and remedies hereunder, be or be deemed to be a mortgagee in possession.

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Article 12
EXPENSES

12.1	Expenses

The Guarantor covenants with and undertakes to the Bond Trustee to reimburse or pay to the Bond Trustee or any Receiver the amount (including applicable GST (or other similar taxes) ) of all costs, charges, liabilities and expenses (excluding any corporation tax on remuneration paid to the Bond Trustee or any Receiver pursuant to this Agreement) properly incurred or sustained by the Bond Trustee or any Receiver in connection with:

(a)	the exercise or the attempted exercise, or the consideration of the exercise by or on behalf of the Bond Trustee or any Receiver of any of the rights, remedies and powers of the Bond Trustee or such Receiver under this Agreement or applicable Law, and the enforcement, preservation or attempted preservation of this Agreement (or any of the charges contained in or granted pursuant to it) or any of the Charged Property or any other action taken by or on behalf of the Bond Trustee or such Receiver with a view to or in connection with the recovery by the Bond Trustee or such Receiver of payment of the Secured Obligations from the Guarantor, any other Person or the Charged Property; or
(b)	the carrying out of any other act or matter which the Bond Trustee or any Receiver may consider to be necessary for the preservation of the Charged Property.
12.2	Interest

All sums payable by the Guarantor to the Bond Trustee or the Receiver pursuant to this Agreement or otherwise under applicable Law will be payable on the date specified in a demand by the Bond Trustee and/or the Receiver and in the case of payments actually made by the Bond Trustee prior to such demand will carry interest at the Bank’s prime rate as determined from time to time by reference to the Reuters screen as of 10:00 a.m. (Toronto Time) from the date specified in such demand, and in all other cases will carry interest at such rate from the date 30 days after the date of the same being demanded or (where the demand specifies that payment by the Bond Trustee will be made on an earlier date) from such earlier date (not being earlier than the date of such demand) to the date of actual payment. Any amounts payable pursuant to Sections 21.1 (Remuneration) and 21.2 (Additional Remuneration) will (if so required by the Bond Trustee) carry interest at the aforesaid rate from the due date thereof to the date of actual payment.

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Article 13
PROTECTION OF SECURITY

13.1	Protection of Security

The Guarantor further covenants with and undertakes to the Bond Trustee from time to time (and, for the purposes mentioned in paragraph (a) below, notwithstanding that the Bond Trustee may not have served a Guarantor Acceleration Notice) upon demand to execute, at the Guarantor’s own cost, any document or do any act or thing (other than any amendment hereto) which the Bond Trustee may reasonably specify:

(a)	with a view to registering, perfecting the priority of or perfecting (i) registered and/or documentary title to the Loans and their Related Security transferred to the Guarantor pursuant to the terms of the Mortgage Sale Agreement and (ii) any Security created or intended to be created by or pursuant to this Agreement; or
(b)	with a view to facilitating the exercise or the proposed exercise of any of its powers or the realisation of any of the Charged Property,

provided that the Guarantor will not be obliged to execute any further documentation or take any other action or steps to the extent that it would breach a restriction in any Transaction Document.

Article 14
POWER OF ATTORNEY, ETC.

14.1	Execution of Power of Attorney

Immediately upon execution of this Agreement, the Guarantor will execute and deliver to the Bond Trustee a power of attorney in or substantially in the form set out in Schedule 1. For the avoidance of doubt, the Bond Trustee confirms that it may only exercise the powers conferred under such power of attorney in the circumstances set out in paragraph 1 of Schedule 1.

14.2	Charged Property of the Guarantor

To the extent that it is permitted to do so under the Transaction Documents, for the purpose of giving effect to this Agreement, the Guarantor hereby declares that, after the Security created under or pursuant to this Agreement has become enforceable, it will hold all of the Charged Property (subject to the right of redemption) upon trust for the Bond Trustee and agrees to convey, assign or otherwise deal with such Charged Property in such manner and to such Person as the Bond Trustee will direct, and declares that it will be lawful for the Bond Trustee to appoint a new trustee or trustees of the Charged Property in place of the Guarantor.

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Article 15
OTHER SECURITY, ETC.

15.1	No Merger

The Security contained in or created pursuant to this Agreement is in addition to, and will neither be merged in, nor in any way exclude or prejudice any other security, right of recourse, set-off or other right whatsoever which the Bond Trustee may now or at any time hereafter hold or have (or would apart from this Agreement or any charge contained or created pursuant to this Agreement hold or have) as regards the Guarantor or any other Person in respect of the Secured Obligations, and the Bond Trustee (subject to the provisions of Section 17.5 (Mandatory Enforcement)) will not be under any obligation to take any steps to call in or to enforce any security for the Secured Obligations, and will not be liable to the Guarantor for any loss arising from any omission on the part of the Bond Trustee to take any such steps or for the manner in which the Bond Trustee will enforce or refrain from enforcing any such security.

15.2	Change of Name, etc.

This Agreement will remain valid and enforceable notwithstanding any change in the name, composition or constitution of the Bond Trustee, the Guarantor or any other Person or any amalgamation or consolidation by the Bond Trustee, the Guarantor or any other Person with any other corporation (whether permitted by the Transaction Documents or not).

Article 16
AVOIDANCE OF PAYMENTS

16.1	No Release

No assurance, security or payment which may be avoided or adjusted under the law, including under any enactment relating to bankruptcy, liquidation or insolvency and no release, settlement or discharge given or made by the Bond Trustee or any Secured Creditor on the faith of any such assurance, security or payment, will prejudice or affect the right of the Bond Trustee to recover the Secured Obligations from the Guarantor and any costs payable by it pursuant to or otherwise incurred in connection therewith) or to enforce the Security created under or pursuant to this Agreement to the full extent of the Secured Obligations.

16.2	Retention of Charges

If the Bond Trustee will have reasonable grounds for believing that the Guarantor may be insolvent, impaired or deemed to be insolvent or impaired pursuant to the provisions of applicable legislation at the date of any payment made by the Guarantor to the Bond Trustee and that as a result, such payment may be capable of being avoided, the Bond Trustee will be at liberty to retain the Security contained in or created pursuant to this Agreement until the expiry of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Secured Obligations notwithstanding any release, settlement, discharge or arrangement which

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may be given or made by the Bond Trustee on, or as a consequence of, such payment or discharge of liability provided that, if at any time within such period, a petition or application will be presented to a competent court for an order for the winding up liquidation or dissolution or the making of a receivership order in respect of the Guarantor or the Guarantor will commence to be wound up, liquidated or dissolved or to go into receivership or any analogous proceedings will be commenced by or against the Guarantor, as the case may be, the Bond Trustee will be at liberty to continue to retain such security for such further period as the Bond Trustee may determine and such security will be deemed to continue to have been held as security for the payment and discharge to the Bond Trustee of all Secured Obligations.

Article 17
EXERCISE OF CERTAIN RIGHTS

17.1	No Enforcement by Secured Creditors

Each of the Secured Creditors (other than the Bond Trustee) hereby agrees with the Guarantor and the Bond Trustee that:

(a)	only the Bond Trustee may enforce the Security in accordance with the provisions hereof; and
(b)	it will not take any steps, actions or proceedings for the purpose of:
(i)	recovering any of the Secured Obligations (including, without limitation, by exercising any rights of set-off); or
(ii)	enforcing any rights and claims arising out of the Transaction Documents against the Guarantor or the Charged Property or procuring the winding up, receivership or liquidation or dissolution of the Guarantor in respect of any of its liabilities whatsoever.
17.2	Subordination
(a)	Each of the Secured Creditors hereby acknowledges that it has received a copy of the Guarantor Agreement and the Cash Management Agreement and hereby agrees to be bound by the terms of the Priorities of Payment set out in the Guarantor Agreement and this Agreement and any other payments to be made in accordance with the Cash Management Agreement and this Agreement. Without prejudice to Section 17.1 (No Enforcement by Secured Creditors), each of the Secured Creditors further agrees with each other party to this Agreement that, notwithstanding any other provision contained herein or in any other Transaction Document:
(i)	it will not demand or receive payment of, or any distribution in respect of or on account of, any amounts secured by this Agreement and payable by the Guarantor (or the Cash Manager on its behalf) or the Bond Trustee, as applicable, to that Secured Creditor under the Transaction Documents, in
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cash or in kind, and will not apply any funds or assets in discharge of any such amounts payable to it (whether by set off or by any other method), unless all amounts payable by the Guarantor to all other Secured Creditors ranking higher in the relevant Priorities of Payments have been paid in full;

(ii)	without prejudice to the foregoing, whether in the liquidation of the Guarantor or any other party to the Transaction Documents or otherwise, if any payment or distribution (or the proceeds of any enforcement of any security) is received by a Secured Creditor in respect of any amount payable by the Guarantor (or the Cash Manager on its behalf) or the Bond Trustee, as applicable, to that Secured Creditor under the relevant Transaction Document at a time when, and the Secured Creditor has knowledge that, by virtue of the provisions of the relevant Transaction Document, the Guarantor Agreement and this Agreement, no payment or distribution should have been made, the amount so received will be held by the Secured Creditor upon trust for the entity from which such payment was received and will be paid over to such entity forthwith upon receipt (whereupon the relevant payment or distribution will be deemed not to have been made or received); and
(iii)	without prejudice to Section 17.1 (No Enforcement by Secured Creditors), it will not claim, rank, prove or vote as creditor of the Guarantor or its estate in a manner which conflicts or is inconsistent or in competition with any prior ranking Secured Creditors in the relevant Priority of Payments (it being acknowledged and agreed that the Priority of Payments constitutes a binding and enforceable ranking of priority between such Secured Creditors), the Bond Trustee or the Bond Trustee, as applicable, or claim a right of set-off until all amounts payable to Secured Creditors who rank higher in the relevant Priority of Payments have been paid in full.
(b)	Neither the Guarantor nor the Bond Trustee will pay or repay, or make any distribution in respect of, any amount owing to a Secured Creditor under the relevant Transaction Documents (in cash or in kind) unless and until all amounts payable by the Guarantor or the Bond Trustee to all other Secured Creditors ranking higher in the relevant Priority of Payments have been paid in full.
(c)	Each of the Secured Creditors acknowledges that this Article is without prejudice to the provisions set out in Section 7.4 (Payments under Covered Bond Guarantee Discharge Obligations of Guarantor under this Agreement) of the Intercompany Loan Agreement.
17.3	Knowledge of Bond Trustee of an Guarantor Event of Default

The Bond Trustee will not be deemed to have knowledge of the occurrence of a Guarantor Event of Default or Potential Guarantor Event of Default unless the Bond Trustee has

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received written notice from the Guarantor (or on its behalf) or a Secured Creditor stating that an Guarantor Event of Default or Potential Guarantor Event of Default has occurred and describing that Guarantor Event of Default.

17.4	Discretionary Enforcement

Subject to the provisions of this Agreement, the Bond Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against, or in relation to, the Guarantor or any other Person to enforce their respective obligations under or pursuant to this Agreement or any other Transaction Document in accordance with its terms. Subject to the provisions of this Agreement, at any time after the Security has become enforceable, the Bond Trustee may, at its discretion and without notice, take such steps as it may think fit to enforce such Security.

17.5	Mandatory Enforcement

The Bond Trustee will not be bound to take any steps to enforce any provision of this Agreement or to institute any proceedings or to enforce the Security unless the Bond Trustee:

(a)	will have been directed to do so by an Extraordinary Resolution of all the Covered Bondholders of all Series (with the Covered Bonds of all Series taken together as a single Series) or requested to do so in writing by the holders of not less than 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series then outstanding (taken together as aforesaid and converted, if applicable, into Canadian Dollars at the relevant Covered Bond Swap Exchange Rate); and
(b)	will have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby render itself liable and all Liabilities which it may incur by so doing.
17.6	Mandatory other action

The Bond Trustee will not be bound to take any other steps (other than the steps referred to in Section 17.5 above) under or pursuant to this Agreement or any of the other Transaction Documents unless the Bond Trustee will have been directed to do so by an Extraordinary Resolution of the Covered Bondholders of the relevant one or more Series (with the Covered Bonds of such Series taken together as a single Series (if more than one Series) and converted, if applicable, into Canadian Dollars at the relevant Covered Bond Swap Exchange Rate) or requested to do so in writing by the holders of not less than 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds then outstanding of the relevant one or more Series (taken together and converted into Canadian Dollars as aforesaid); and will have been indemnified and/or secured to its satisfaction as aforesaid.

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17.7	Disposal of Charged Property

Notwithstanding Article 8 (The Bond Trustee’s Powers), if the Security has become enforceable otherwise than by reason of a default in payment of any amount due on the Covered Bonds, the Bond Trustee will not dispose of any of the Charged Property if it determines that it is in the best interests of the Covered Bondholders to not dispose of such Charged Property and such determination will be binding on the Secured Creditors, and may be reached after considering at any time and from time to time the advice of any financial adviser (or such other professional advisers reasonably selected by the Bond Trustee for the purpose of giving such advice). The fees and expenses of the aforementioned financial adviser or other professional adviser selected by the Bond Trustee will be paid by the Guarantor.

Article 18
COVENANTS AND WARRANTIES

18.1	Representations and Warranties of the Guarantor

The Guarantor represents and warrants to the Bond Trustee that it has taken all necessary steps to grant the Security in the Charged Property in accordance with Article 2 (Security), and that it has taken no action or steps to prejudice its right, title and interest in and to the Charged Property.

Schedule 3 sets out the place of business, or if more than one, the chief executive office and address (i) at which the corporate books and records and senior management of the Managing GP is located, (ii) at which the Managing GP conducts its deliberations and make their decisions with respect to the business of the Guarantor, (iii) from which the administration of the Guarantor will be performed, and (iv) from which invoices and accounts of each of them are issued.

18.2	Representations, Warranties and Covenants of the Bond Trustee

The Bond Trustee hereby represents and warrants to, and covenants with, the Guarantor at the date hereof, and so long as it remains the Bond Trustee, that:

(a)	it possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities in relation to its duties and obligations hereunder and the other Transaction Documents to which it is a party;
(b)	it is and will continue to be in regulatory good standing and in material compliance with and under all Laws applicable to its duties and obligations hereunder and the other Transaction Documents to which it is a party;
(c)	it is and will continue to be in material compliance with its internal policies and procedures (including risk management policies) relevant to its duties and obligations hereunder and the other Transaction Documents to which it is a party;
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(d)	it will exercise reasonable skill and care in the performance of its obligations hereunder and the other Transaction Documents to which it is a party; and
(e)	it will comply with the CMHC Guide and all material legal and regulatory requirements applicable to the conduct of its business so that it can lawfully attend to the performance of its obligations hereunder and the other Transaction Documents to which it is a party.
18.3	Negative Covenants of Guarantor

So long as any of the Secured Obligations remain outstanding, the Guarantor will not, except as expressly permitted or expressly provided in the Transaction Documents or with the prior written consent of the Bond Trustee:

(a)	create or permit to subsist any Adverse Claim whatsoever (unless arising by operation of law) upon the whole or any part of its assets, including the Charged Property, or its undertaking, present or future;
(b)	grant control over any Substitute Assets to any Person other than the Bond Trustee;
(c)	carry on any activities other than as described from time to time in the Guarantor Agreement;
(d)	sell, assign, transfer, convey, lend, part with, charge, declare a trust over, create any beneficial interest in or otherwise dispose of, or deal with, or grant any option or present or future right to acquire any of the Charged Property, or any of its interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do so;
(e)	incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness or of any obligation of any Person;
(f)	permit any of the Transaction Documents to which it is a party to become invalid or ineffective, or the priority of the Security created thereby to be impaired, postponed, subordinated or otherwise adversely affected or consent to any variation of, or exercise any powers of consent or waiver pursuant to the terms of any of the Transaction Documents to which it is a party, or permit any party to any of the Transaction Documents to which it is a party or any other Person whose obligations form part of the Charged Property to be released from its respective obligations;
(g)	have an interest in any bank account other than the Guarantor Accounts, unless such account or interest therein is located in the Province of Ontario and subject to the Security;
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(h)	do any act or thing the effect of which would be to make the location of the Guarantor resident in any jurisdiction other than Ontario;
(i)	permit any Person other than the Guarantor and the Bond Trustee to have any equitable or beneficial interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein;
(j)	engage in any activities in the United States (directly or through its agents) or derive any income from United States sources as determined under the United States income tax principles or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles; or
(k)	change the governing law of the Guarantor Agreement.
18.4	Positive Covenants of Guarantor

The Guarantor covenants and undertakes with the Bond Trustee for the benefit of the Secured Creditors as follows:

(a)	at all times to carry on and conduct its affairs in accordance with the Guarantor Agreement, the CMHC Guide and all laws and regulations applicable to it;
(b)	to give to the Bond Trustee within a reasonable time after request such information and evidence as it will require and in such form as it will require, including without prejudice to the generality of the foregoing the procurement by the Guarantor of all such certificates called for by the Bond Trustee under or pursuant to this Agreement or any other Transaction Document for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Agreement or any other Transaction Document to which the Bond Trustee is a party or by operation of law;
(c)	at all times to keep or procure the keeping of proper books of account and records and allow the Bond Trustee and any Person or Persons appointed by the Bond Trustee to whom the Guarantor will have no reasonable objection free access to such books of account and records at all times during normal business hours upon reasonable notice in writing provided that such inspection will only be for the purposes of carrying out its duties under or pursuant to this Agreement and any information so obtained will only be used and passed on to any other Person for the purpose of the Bond Trustee carrying out its duties under or pursuant to this Agreement;
(d)	to give notice in writing to the Bond Trustee of the occurrence of any Guarantor Event of Default, Potential Guarantor Event of Default and/or service of a Guarantor Acceleration Notice (such notice to be effected by the delivery of a copy of the Guarantor Acceleration Notice to the Bond Trustee) immediately
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upon becoming aware thereof and without waiting for the Bond Trustee to take any further action;

(e)	at all times to execute all such further documents and do all such further acts and things as may in the opinion of the Bond Trustee be necessary at any time or times to give effect to the terms and conditions of this Agreement and the other Transaction Documents, including the filing of any additional PPSA registrations at the Guarantor’s expense;
(f)	to provide prior written notice to each Rating Agency if the location of the chief executive office of the Guarantor or the Managing GP is to be other than in the Province of Ontario or if there is any change in the governing law of the Guarantor Agreement;
(g)	obtain the prior written consent of the Bond Trustee if the chief executive office of the Guarantor or the Managing GP is to be other than in the Province of Ontario;
(h)	at all times to comply with the obligations and provisions binding upon it under and pursuant to this Agreement, the CMHC Guide and the other Transaction Documents; and
(i)	duly and promptly to pay and discharge all Taxes imposed upon it or its assets unless such Taxes are being contested in good faith by the Guarantor.
18.5	[Reserved]
18.6	Representations and Warranties, etc.
(a)	The Bond Trustee will not be responsible for any recitals or statements or warranties or representations of any party (other than the Bond Trustee) contained herein or in any other Transaction Document or any other document entered into in connection therewith and may assume the accuracy and correctness thereof and will not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such agreement or other document or any trust or security thereby constituted or evidenced. The Bond Trustee may accept without enquiry, requisition or objection such title as the Guarantor may have to the Charged Property or any part thereof from time to time and will not be required to investigate or make any enquiry into the title of the Guarantor to the Charged Property or any part thereof from time to time whether or not any default or failure is or was known to the Bond Trustee or might be, or might have been, discovered upon examination, inquiry or investigation and whether or not capable of remedy. Notwithstanding the generality of the foregoing, each Secured Creditor will be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Guarantor,
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and the Bond Trustee will not at any time have any responsibility for the same and each Secured Creditor will not rely on the Bond Trustee in respect thereof.

(b)	The Bond Trustee will not be responsible for any loss, expense or liability, which may be suffered as a result of any Loans or their Related Security, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by clearing organisations or their operators or by intermediaries such as banks, brokers or other similar Persons on behalf of the Bond Trustee. The Bond Trustee will not be responsible for (i) supervising the performance by the Issuer, the Guarantor or any other party to the Transaction Documents of their respective obligations under the Transaction Documents and the Bond Trustee will be entitled to assume, until it has written notice to the contrary, that all such Persons are properly performing their duties of their respective obligations under the Transaction Documents; (ii) considering the basis on which approvals or consents are granted by the Guarantor or any other party to the Transaction Documents under the Transaction Documents; (iii) monitoring the Portfolio, including, without limitation, whether the Portfolio is in compliance with the Asset Coverage Test and/or the Amortization Test; or (iv) monitoring whether Loans and Related Security satisfy the Eligibility Criteria. The Bond Trustee will not be liable to any Secured Creditor for any failure to make or to cause to be made on their behalf the searches, investigations and enquiries which would normally be made by a prudent chargee in relation to the Security and have no responsibility in relation to the legality, validity, sufficiency and enforceability of the Security and the Transaction Documents.
18.7	Perfection

The Bond Trustee will not be bound to give notice to any Person of the execution of this Agreement nor will it be liable for any failure, omission or defect in perfecting the Security intended to be constituted by this Agreement including, without prejudice to the generality of the foregoing:

(a)	failure to obtain any licence, consent or other authority for the execution of the same;
(b)	failure to register the same in accordance with the provisions of any of the documents of title of the Guarantor to any of the Charged Property; and
(c)	failure to effect or procure registration of or otherwise protect any of the Transaction Documents by registering the same under any registration laws in any jurisdiction, or by registering any notice, caution or other entry prescribed by or pursuant to the provisions of the said laws.
18.8	Enforceability, etc.

Without prejudice to the generality of the foregoing, the Bond Trustee will not be responsible for the genuineness, validity, suitability or effectiveness of any of the Transaction

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Documents or any other documents entered into in connection therewith or any other document or any obligations or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted by or pursuant to this Agreement or any of the Transaction Documents, nor will it be responsible or liable to any Person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court and (without prejudice to the generality of the foregoing) the Bond Trustee will not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

(a)	the nature, status, creditworthiness or solvency of the Guarantor or any other Person or entity who has at any time provided any security or support whether by guarantee, charge or otherwise;
(b)	the title, ownership, value, sufficiency, enforceability or existence of any Charged Property or any security (howsoever described) relating thereto;
(c)	the execution, legality, validity, adequacy, admissibility in evidence, sufficiency or enforceability of this Agreement or any other Transaction Document comprised within the Charged Property or any other document entered into in connection therewith;
(d)	the registration, filing, protection or perfection of any security relating to this Agreement or the other Transaction Documents relating to the Charged Property or the priority of the security thereby created whether in respect of any initial advance or any subsequent advance or any other sums or liabilities;
(e)	the scope or accuracy of any representations, warranties or statements made by or on behalf of the Guarantor or any other Person or entity who has at any time provided any Transaction Document comprised within the Charged Property or in any document entered into in connection therewith;
(f)	the performance or observance by the Guarantor or any other Person with any provisions of this Agreement or any other Transaction Document comprised within the Charged Property or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;
(g)	the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with the Charged Property;
(h)	the title of the Guarantor to any of the Charged Property;
(i)	the failure to effect or procure registration of or to give notice to any Person in relation to or otherwise protect the security created or purported to be created by
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or pursuant to this Agreement or other documents entered into in connection herewith;

(j)	the failure to call for delivery of documents of title to or require any transfers, assignments, assignations, legal mortgages, standard securities, charges or other further assurances in relation to any of the assets the subject matter of this Agreement or any other document; or
(k)	any other matter or thing relating to or in any way connected with this Agreement or the Charged Property or any document entered into in connection therewith whether or not similar to the foregoing.
18.9	No Supervision

Subject to the provisions allowing the Bond Trustee to appoint agents and delegates the Bond Trustee will be under no obligation to monitor or supervise the respective functions of the Account Bank under the Bank Account Agreement, the Cash Manager under the Cash Management Agreement or of any other Person under or pursuant to any of the other Transaction Documents.

18.10	Use of Proceeds

The Bond Trustee will not be responsible for the receipt or application by the Guarantor of the proceeds of the issue of any Advance.

18.11	Material Prejudice

The Bond Trustee may determine whether or not any event, matter or thing is, in its opinion, materially prejudicial to the interests of the Covered Bondholders or the Swap Providers (provided that the relevant Swap Provider is not a member of the Scotiabank Group) and if the Bond Trustee will certify that any such event, matter or thing is, in its opinion, materially prejudicial, such certificate will be conclusive and binding upon the Secured Creditors.

18.12	Deficiency or Additional Payment

The Bond Trustee will have no responsibility whatsoever to any Secured Creditor as regards any deficiency or additional payment, as the case may be, which might arise because the Bond Trustee is subject to any Tax in respect of the Charged Property or any part thereof or any income therefrom or any proceeds thereof or is required by law to make any withholding or deduction from any payment to any Secured Creditor.

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Article 19
the bond trustee

19.1	Change of Bond Trustee

If there is a change in the identity of the Bond Trustee in accordance with this Agreement, the parties to this Agreement will execute such documents and take such action as the successor Bond Trustee and the outgoing Bond Trustee may reasonably require for the purpose of vesting in the successor Bond Trustee the rights and powers of the outgoing Bond Trustee under this Agreement and releasing the outgoing Bond Trustee from its future obligations under this Agreement.

19.2	Compliance with CMHC Guide

The Bond Trustee covenants to take all necessary action to ensure compliance by the Bond Trustee with the requirements of the CMHC Guide applicable to the Bond Trustee from time to time, including providing notice to CMHC of any amendments or waivers hereunder.

Article 20
SUPPLEMENTAL PROVISIONS REGARDING THE BOND TRUSTEE

20.1	Assumption of No Default

Except as herein otherwise expressly provided, the Bond Trustee will be and is hereby entitled to assume without enquiry, and it is hereby declared to be the intention of the Bond Trustee that it will assume without enquiry, unless it has written notice or actual knowledge thereof, that the Guarantor and each of the other parties thereto is duly performing and observing all the covenants and provisions contained in this Agreement and the other Transaction Documents to be performed and observed on their parts and that no event has occurred which constitutes a Guarantor Event of Default or a Potential Guarantor Event of Default or which would cause a right or remedy to become exercisable, whether by the Guarantor, the Issuer or the Bond Trustee, under or in respect of any of the Transaction Documents.

20.2	Delegation

The Bond Trustee may, in the execution of all or any of the trusts, powers, authorities and discretions vested in it by this Agreement or any of the other Transaction Documents, act by responsible officers or a responsible officer for the time being of the Bond Trustee. The Bond Trustee may also, whenever it thinks expedient in the interests of the Covered Bondholders, whether by power of attorney or otherwise, delegate to any Person or Persons all or any of the trusts, rights, powers, duties, authorities and discretions vested in it by this Agreement or any of the other Transaction Documents. Any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate, provided that any instrument or deed of delegation documenting such delegation with such power will provide that the relevant delegate will give prompt notice of any such sub-delegation to the Guarantor) as the Bond Trustee may think fit in the interests of the Covered Bondholders or any of them and,

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provided that the Bond Trustee will have satisfied the standard of care set out in Section 11.1 (Standard of Care) in the selection of such delegate and, where a power to sub-delegate has been given, has obliged the delegate to exercise reasonable care in the selection of any sub-delegate, the Bond Trustee will not be bound to supervise the proceedings of such delegate or sub-delegate, however, the Bond Trustee will be responsible for any loss incurred by any misconduct or default on the part of such delegate or sub-delegate. The Bond Trustee will give prompt notice to the Guarantor and, if requested, the Rating Agencies of the appointment of any delegate as aforesaid.

20.3	Commercial Transactions

The Bond Trustee will not by reason of its fiduciary position hereunder be in any way precluded from:

(a)	entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any of the Subsidiaries or Affiliates of the Issuer (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Covered Bonds or any other covered bonds, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer, the Guarantor or any of the Subsidiaries or Affiliates of the Issuer); or
(b)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or guaranteed by, or relating to the Issuer or the Guarantor or any of the Subsidiaries or Affiliates of the Issuer,

and will be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of, or consequences for the Covered Bondholders, Couponholders or any other Secured Creditors will be entitled to retain and will not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

20.4	Additional Powers

The powers conferred by this Agreement upon the Bond Trustee will be in addition to any powers which may from time to time be vested in it by applicable law.

20.5	Consent of Bond Trustee

If a request in writing is made to the Bond Trustee by the Guarantor or any other Person to give its consent to any event, matter or thing, then:

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(a)	if the Transaction Document specifies that the Bond Trustee is required to give its consent to that event, matter or thing if certain specified conditions are satisfied in relation to that event, matter or thing, then the Bond Trustee will give its consent to that event, matter or thing upon being satisfied that those specified conditions have been satisfied; and
(b)	in any other case and subject as provided in Sections 20.7 (Modification, Waiver or Authorisation to Transaction Documents) and 20.8 (Authorisation or Waiver of Breach), the Bond Trustee may give its consent if to do so would not, in its opinion, be materially prejudicial to the interests of the Covered Bondholders.
20.6	Modification, Waiver or Authorisation to Transaction Documents
(a)	Subject to paragraphs (b) and (c) below, the Bond Trustee may from time to time and at any time without any consent or sanction of the Secured Creditors (other than any Secured Creditor that is a party to the relevant document) concur with any Person in making or sanctioning any modification, waiver or authorisation (disregarding whether any such modification relates to a Series Reserved Matter):
(i)	to the Covered Bonds of any one or more Series, the related Coupons or any of the Transaction Documents provided that the Bond Trustee is of the sole opinion that such modification, waiver or authorisation will not be materially prejudicial to the interests of any Covered Bondholders of any Series or the Swap Providers provided that the relevant Swap Provider is not a member of the Scotiabank Group; or
(ii)	to the Covered Bonds of any one or more Series, the related Coupons or any of the Transaction Documents which in the Bond Trustee’s sole opinion is of a formal, minor or technical nature or is made to correct a manifest error or an error which is, in the opinion of the Bond Trustee, proven or to comply with mandatory provisions of law. In establishing whether an error is established as such, the Bond Trustee may have regard to any evidence which the Bond Trustee considers reasonable to rely upon and may, but will not be obliged to, have regard to all or any of the following:
(A)	a certificate from any of the Arrangers:
(i)	stating the intention of the parties to the relevant Transaction Document;
(ii)	confirming nothing has been said to or by investors or any other parties which is in any way inconsistent with the stated intention; and
(iii)	stating the modification to the relevant Transaction Document is required to reflect such intention; or
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(B)	satisfaction of the Rating Agency Condition in respect of the modification.
(b)	The prior consent of the Bond Trustee and the other Secured Creditors (other than the Bond Trustee) will not be required or obtained in relation to the accession of any New Secured Creditor to this Agreement provided that the relevant conditions precedent (if any) set out in this Agreement and any other Transaction Document are satisfied at the time of the intended accession and the Rating Agency Condition is satisfied with respect thereto. Accordingly, each Secured Creditor (other than the Bond Trustee) will be deemed to have consented to the admission of any company as a New Secured Creditor without the necessity for the Secured Creditor to concur in or consent to any deed admitting any New Secured Creditor. In addition, each Secured Creditor hereby:
(i)	consents to any consequential changes to the Priorities of Payments set out in the Guarantor Agreement and/or this Agreement as are required and any other amendment as may be required to give effect to the Accession Undertaking save to the extent that any such change or amendment results in an alteration to the ranking of any such Secured Creditor in which event such change or amendment will not become effective without the prior written consent of such Secured Creditor;
(ii)	agrees that upon the accession of any New Secured Creditor as provided above any deed, agreement or other document to which such New Secured Creditor is a party will be subject to the Security set out in Article 2 (Security); and
(iii)	agrees that upon the accession of any New Secured Creditor as provided above each such New Secured Creditor will be a Secured Creditor.
(c)	The Bond Trustee will be obliged to concur in and to effect any modifications to the Transaction Documents that are reasonably required by the Guarantor or the Cash Manager to accommodate the accession of a New Seller to the Program subject to the provisions of Section 20.7(a) being satisfied and provided that (i) the Interest Rate Swap Provider and the Covered Bond Swap Provider provide written confirmation to the Bond Trustee consenting to such modification of those documents to which they are a party (such consent not to be unreasonably withheld or delayed) (which consent will be deemed to be given by the Interest Rate Swap Provider and the Covered Bond Swap Provider (as the case may be) if no written response is received by the Bond Trustee from each party, respectively, by the tenth Business Day after the Bond Trustee’s request for such consent) and (ii) the Guarantor or the Cash Manager, as the case may be, has certified to the Bond Trustee in writing that such modifications are required in order to accommodate the addition of New Sellers to the Program and (iii) all other conditions precedent to the accession of a New Seller to the Program set out in Article 12 of the Mortgage Sale Agreement (New Sellers) and the relevant New Mortgage Sale Agreement have been satisfied at the time of the accession.
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(d)	Each Secured Creditor agrees that any such modifications effected pursuant to this Section 20.7 will be binding on it and if, but only if, the Bond Trustee will so require, notice thereof will be given by the Servicer to the Secured Creditors as soon as practicable after the modifications have been made.
(e)	Each of the Secured Creditors agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other documents and instruments as may be required by law or requested by the other party at the other party’s expense to establish, maintain and protect the rights and remedies of the other party under, and carry out and effect the intent and purpose of, this Section 20.7.
20.7	Authorisation or Waiver of Breach

The Bond Trustee may, without the consent of the Secured Creditors and without prejudice to its right in respect of any further or other breach, from time to time and at any time, but only if and in so far as in its sole opinion the interests of any Covered Bondholders of any Series or the Covered Bond Swap Providers (provided that the relevant Swap Provider is not a member of the Scotiabank Group) will not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as will seem expedient to it, any proposed or actual breach of any of the covenants or provisions contained in this Agreement or any Transaction Document. Any such authorisation or waiver will be binding on the Secured Creditors and, unless the Bond Trustee otherwise agrees, notice thereof will be given by the Cash Manager to the Secured Creditors as soon as practicable thereafter.

20.8	Deemed Consent

Where the Bond Trustee is unable to determine whether any such modification referred to in Section 20.7 (Modification, Waiver or Authorisation to Transaction Documents) or any such waiver or authorisation referred to in Section 20.8 (Authorisation or Waiver of Breach) is materially prejudicial to any of the Swap Providers provided the relevant Swap Provider is not a member of the Scotiabank Group, it will give written notice to such Swap Providers setting out the relevant details and requesting its consent thereto. Any such Swap Providers will, within ten Business Days of receipt of such notice (the Relevant Period), notify in writing the Bond Trustee of:

(a)	its consent (such consent not to be unreasonably withheld or delayed) to such proposed modification, waiver or authorisation; or
(b)	subject to paragraph (a), its refusal of such consent and reasons for refusal (such refusal not to be unreasonably made and to be considered in the context of its security position under this Agreement).

Any failure by the relevant Swap Provider to notify the Bond Trustee as aforesaid within the Relevant Period will be deemed to be consent by the relevant Swap Provider to such proposed modification, waiver or authorisation.

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The Bond Trustee may (without further enquiry) rely upon the consent or refusal in writing of any Swap Provider as provided above and will have no liability to any Covered Bond Swap Provider, the Interest Rate Swap Provider or any other Secured Creditor for consenting or not consenting (as the case may be) to a modification, waiver or authorisation on the basis of any such consent or refusal in writing or any deemed consent as provided above.

20.9	Incorporation by Reference

The provisions of the Guarantor Agreement will be deemed to be incorporated in this Agreement and each of the Bond Trustee and the other Secured Creditors hereby agrees to be bound by the terms of thereof as if they were set out herein. In the case of any conflict between the provisions of the Guarantor Agreement and the provisions contained in this Agreement, the provisions of this Agreement will prevail.

Article 21
REMUNERATION AND INDEMNIFICATION OF THE BOND TRUSTEE

21.1	Remuneration

Subject to the terms of the Guarantor Agreement (and subject also as hereinafter provided), the Issuer (or, following service of an Issuer Acceleration Notice and service of a Notice to Pay on the Guarantor, the Guarantor) will (subject as hereinafter provided) pay to the Bond Trustee an annual fee payable on such dates and in such amounts as may be agreed to from time to time in writing by the Issuer and the Bond Trustee; provided that if and for so long as the Bond Trustee are the same Person, no such fee will be payable under this Agreement. All such remuneration will be payable in accordance with the applicable Priority of Payments. Such remuneration will accrue from day to day and will be payable up to and including the date when all of the Secured Obligations have been paid and/or discharged and the Bond Trustee has released, reassigned and/or discharged the Charged Property as provided in Article 3 (Release of Charged Property).

21.2	Additional Remuneration

In the event of an Issuer Event of Default, Guarantor Event of Default, Potential Issuer Event of Default or Potential Guarantor Event of Default occurring or in the event of the Bond Trustee finding it expedient or necessary or being required by the Issuer or (as the case may be) the Guarantor to undertake any duties which the Bond Trustee and the Issuer or (as the case may be) the Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Bond Trustee under or pursuant to this Agreement, the Issuer or (as the case may be) the Guarantor will pay to the Bond Trustee such additional remuneration as will be agreed between the Bond Trustee and the Issuer or (as the case may be) the Guarantor and in accordance with the applicable Priority of Payments.

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21.3	Disputes

In the event of the Bond Trustee and the Issuer (or, following service of an Issuer Acceleration Notice and service of a Notice to Pay on the Guarantor, the Guarantor) failing to agree upon the amount of any remuneration from time to time pursuant to Section 21.1 (Remuneration) or to agree in a case to which Section 21.2 (Additional Remuneration) above applies, upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Bond Trustee hereunder or upon the amount of such additional remuneration, such matters will be determined by a chartered bank (acting as an expert and not as an arbitrator) selected by the Bond Trustee and approved by the Issuer or the Guarantor (as the case may be) or, failing such approval, nominated by a sole arbitrator in accordance with the ‘screened’ appointment procedure provided in the Simplified Arbitration Rules of the ADR Institute of Canada Inc. then currently in effect, the expenses being involved in such nomination and the fees of such bank being payable by the Issuer or the Guarantor (as the case may be), and the decision of any such bank will be final and binding on the Issuer or the Guarantor (as the case may be) and the Bond Trustee.

21.4	Expenses

In addition to remuneration hereunder, the Issuer (or, following service of an Issuer Acceleration Notice and service of a Notice to Pay on the Guarantor, the Guarantor) will on written request, pay all costs, charges, liabilities and expenses (excluding any Tax on remuneration paid to the Bond Trustee pursuant to this Agreement) which the Bond Trustee may properly incur in relation to the negotiation, preparation and execution of, the exercise of its powers and the performance of its duties under or pursuant to, and in any other manner in relation to, this Agreement and any of the other Transaction Documents to which the Bond Trustee is a party.

21.5	Indemnity

The Issuer or, following service of an Issuer Acceleration Notice and service of a Notice to Pay on the Guarantor, the Guarantor will indemnify the Bond Trustee in full in respect of all expenses and liabilities to which it (or any Person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by or pursuant to this Agreement, including any Receiver) (each, an “Indemnified Party”) may be or become liable or which may be incurred by such Indemnified Party in the execution or purported execution of any of its trusts, powers, authorities and discretions hereunder or its functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Agreement, or any such appointment and the Security, except where such expenses and liabilities arise out of a breach of the Bond Trustee’s Standard of Care set out in Section 11.1 (Standard of Care) or any dishonesty, bad faith, wilful misconduct, negligence or reckless disregard by the Indemnified Person in respect of such execution or purported execution.

Each Indemnified Person will be entitled to be indemnified in full out of the Charged Property in respect of any payment by the Guarantor under this Section. The Bond Trustee will

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not be entitled to be paid twice in respect of the same matter or claim pursuant to the indemnity in this Section and the indemnity contained in Section 21.2 (Additional Remuneration).

21.6	Interest

All sums payable by the Issuer under this Article 21 (Remuneration and Indemnification of the Bond Trustee) will be payable on the date specified in a demand by the Bond Trustee and in the case of payments actually made by the Bond Trustee prior to such demand will carry interest at the Issuer’s prime rate from time to time from the date specified in such demand, and in all other cases will carry interest at the rate then charged by the Bond Trustee on overdue accounts or (where the demand specifies that payment by the Bond Trustee will be made on an earlier date) from such earlier date (not being earlier than the date of such demand) to the date of actual payment. Any amounts payable pursuant to Sections 21.1 (Remuneration) and 21.2 (Additional Remuneration) will (if so required by the Bond Trustee) carry interest at the aforesaid rate from the due date thereof to the date of actual payment.

21.7	Survival

Unless otherwise specifically stated in any discharge of this Agreement, the provisions of this Article 21 (Remuneration and Indemnification of the Bond Trustee) will continue in full force and effect in relation to the period during which the Bond Trustee was Bond Trustee of this Agreement notwithstanding such discharge and whether or not the Bond Trustee is then the Bond Trustee of this Agreement.

21.8	Discretion

The Bond Trustee will be entitled in its absolute discretion to determine in respect of which Series of Covered Bonds any Liabilities incurred under this Agreement have been incurred or to allocate any such Liabilities between the Covered Bonds of any Series.

21.9	Expenditures

None of the provisions contained in this Security Agreement will require the Bond Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, unless it has received adequate funds or indemnity satisfactory to it, acting reasonably.

Article 22
APPOINTMENT OF NEW BOND TRUSTEE AND
REMOVAL OF BOND TRUSTEE

22.1	Power of Guarantor

The power to appoint or remove the Bond Trustee on any New Bond Trustee shall be governed in accordance with the terms of the Trust Deed.

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22.2	Power of Bond Trustee

Other than as specified herein, the powers and obligations of the Bond Trustee will be governed in accordance with the terms of the Trust Deed.

22.3	Multiple Bond Trustees

The determination of procedures, powers and obligations of a Bond Trustee where there is more than one bond trustee will be governed in accordance with the terms of the Trust Deed.

Article 23
retirement OF BOND TRUSTEE

23.1	Retirement of Bond Trustee

The resignation of the Bond Trustee will be governed in accordance with the terms of the Trust Deed.

Article 24
NOTICES AND DEMANDS

24.1	Notices

Any notices to be given pursuant to this Agreement to any of the parties hereto will be in writing and will be sufficiently served if sent by prepaid first class mail, by hand, email or facsimile transmission and will be deemed to be given (if by email or facsimile transmission) when dispatched, (if delivered by hand) on the day of delivery if delivered before 5:00 p.m. Toronto time on a Toronto Business Day or on the next Toronto Business Day if delivered thereafter or on a day which is not a Toronto Business Day or (if by first class mail) when it would be received in the ordinary course of the post and will be sent:

(a)	in the case of The Bank of Nova Scotia in its capacity as Issuer, Seller, Servicer, Cash Manager, Interest Rate Swap Provider, General Bond Swap Provider, Managing GP, Subordinated Loan Provider, Intercompany Loan Provider, GDA Provider and Account Bank, to The Bank of Nova Scotia, at its Executive Offices, Scotia Plaza, 44 King Street West, Toronto, Ontario M5H 1H1 (facsimile number 416-945-4001) for the attention of Managing Director, Alternate Funding, e-mail: jake.lawrence@scotiabank.com;
(b)	in the case of the Guarantor, to Scotiabank Covered Bond Guarantor Limited Partnership, c/o The Bank of Nova Scotia, at its Executive Offices, Scotia Plaza, 44 King Street West, Toronto, Ontario M5H 1H1 (facsimile number 416-945-4001) for the attention of Managing Director, Alternate Funding;
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(c)	in the case of the Bond Trustee, to Computershare Trust Company of Canada, 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1 (facsimile number (416) 981-9777) for the attention of Manager, Corporate Trust; and
(d)	in the case of The Bank of Nova Scotia Trust Company of New York in its capacity as a Paying Agent, a Registrar, a Transfer Agent and Exchange Agent to The Bank of Nova Scotia Trust Company of New York, One Liberty Plaza, 23rd Floor, New York, NY 10006 (facsimile number 212-225-5436) for the attention of Vice President;

or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Article 24.

24.2	Notice of Termination/Resignation to CMHC

Upon any termination or resignation of the Bond Trustee hereunder, the Guarantor shall provide notice to CMHC of such termination or resignation and of the Bond Trustee’s replacement contemporaneously with the earlier of (i) notice of such termination or resignation and replacement to a Rating Agency, (ii) notice of such termination or resignation and replacement being provided to or otherwise made available to Covered Bondholders, and (iii) five Business Days following such termination or resignation and replacement (unless the replacement Bond Trustee has yet to be identified at that time, in which case notice of the replacement Bond Trustee may be provided no later than 10 Business Days thereafter). Any such notice shall include (if known) the reasons for the termination or resignation of the Bond Trustee and all information relating to the replacement Bond Trustee required by the CMHC Guide to be provided to CMHC in relation to the Bond Trustee and this Agreement, including without limitation any applicable information with respect to any new agreement or amendments to this Agreement to be entered into with such replacement Bond Trustee.

Article 25
COUNTERPARTS

25.1	Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, and such counterparts together will constitute one and the same instrument.

Article 26
non-petition

26.1	Non-Petition

All parties to this Agreement, with the exception of the Guarantor and the Bond Trustee, agree that they will not institute against, or join any other party in instituting against, the

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Guarantor, or any general partners of the Guarantor, any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceeding under any federal, provincial or foreign bankruptcy, insolvency or similar law, for one year and one day after all Covered Bonds have been repaid in full. The foregoing provision will survive the termination of this Agreement by any party.

Article 27
FURTHER PROVISIONS

27.1	Evidence of Indebtedness

In any action, proceedings or claim relating to this Agreement or the Security contained in this Agreement, a statement as to any amount due to any Secured Creditor or of the Secured Obligations or any part thereof or a statement of any amounts which have been notified to the Bond Trustee as being amounts due to any Secured Creditor which is certified as being correct by an officer of the Bond Trustee or an officer of the relevant Secured Creditor will, save in the case of manifest error, be conclusive evidence that such amount is in fact due and payable.

27.2	Rights Cumulative, Waivers

The respective rights of the Bond Trustee, the Secured Creditors and any Receiver are cumulative, and may be exercised as often as they consider appropriate and are in addition to their respective rights under the general law. The respective rights of the Bond Trustee, the Secured Creditors and any Receiver in relation to this Agreement (whether arising under or pursuant to this Agreement or under the general law) will not be capable of being waived or varied otherwise than by express waiver or variation in writing and, in particular, any failure to exercise or any delay in exercising any such rights will not operate as a variation or waiver of that or any other such right; any defective or partial exercise of such rights will not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on their part or on their behalf will in any way preclude them from exercising any such right or constitute a suspension or any variation of any such right.

27.3	Invalidity of any Provision

If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

27.4	Liability

All the liabilities and obligations of the Guarantor under or by virtue of this Agreement will not be impaired by:

(a)	any failure of this Agreement to be legal, valid, binding and enforceable as regards the Issuer or the Guarantor for any reason whatsoever; or
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(b)	any other matter or event whatsoever whether similar to the foregoing or not which might have the effect of impairing all or any of its liabilities or obligations except proper and valid payment or discharge of all Secured Obligations and amounts whatsoever which this Agreement provides are to be paid by the Issuer or the Guarantor or an absolute discharge or release of the Guarantor signed by the Secured Creditors (other than the Covered Bondholders and Couponholders) and the Bond Trustee.
27.5	Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law but only to the extent permitted by law which renders any provision of this Agreement prohibited or unenforceable in any respect.

27.6	Variation

Any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement. No waiver of this Agreement will be effective unless it is in writing and signed by (or by some Person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement will constitute a waiver or preclude any other or further exercise of that or any other right.

Each proposed amendment, variation or waiver of rights under this Agreement that is considered by the Bond Trustee to be a material amendment, variation or waiver, will be subject to satisfaction of the Rating Agency Condition. The Bond Trustee will deliver notice to the Rating Agencies from time to time of any amendment, variations or waivers with respect to which satisfaction of the Rating Agency Condition is not required, provided that failure to deliver such notice will not constitute a breach of the obligations of the Bond Trustee under this Agreement.

27.7	Secured Creditors

Each Secured Creditor will be bound by the provisions of this Agreement, the Conditions and the Guarantor Agreement as if it contained covenants by each Secured Creditor in favour of the Bond Trustee and every other Secured Creditor to observe and be bound by all the provisions of this Agreement expressed to apply to Secured Creditors.

27.8	Further Assurance

From time to time, each party will do and perform any acts and execute any further instruments which may be required or which may be reasonably requested by any other party to more fully give effect to the purpose of this Agreement.

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27.9	Assignment

Neither the Guarantor nor any of the other Secured Creditors may assign, encumber or transfer all or any part of its rights or benefits and/or transfer its obligations under or pursuant to this Agreement without (i) the prior written consent of the Bond Trustee, and (ii) at least 10 Toronto Business Days’ prior written notice of such assignment having been provided to DBRS.

27.10	Limitation of Liability

Scotiabank Covered Bond Guarantor Limited Partnership is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital.

Article 28
GOVERNING LAW

28.1	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

28.2	Submission to Jurisdiction

Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement.

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IN WITNESS WHEREOF each of the parties hereto has executed this Agreement as of the date first written above.

THE BANK OF NOVA SCOTIA, as Issuer, Seller, Servicer, Cash Manager, Interest Rate Swap Provider, Covered Bond Swap Provider, Managing GP, Subordinated Loan Provider, Intercompany Loan Provider, GDA Provider and Account Bank

By:	/s/ Ian Berry
Name: Ian Berry
Title: Managing Director and Head, Funding and Liquidity Management

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner SCOTIABANK COVERED BOND GP INC.

By:	/s/ Jake Lawrence
Name: Jake Lawrence
Title: President and Secretary

THE BANK OF NOVA SCOTIA, LONDON BRANCH, as Principal Payment Agent, Registrar and Transfer Agent

By:	/s/ Mark Caplan
Name: Mark Caplan Title: Managing Director and Head of Europe

COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee

By:	/s/ Sean Pigott
Name: Sean Pigott
Title: Corporate Trust Officer

By:	/s/ Stanley Kwan
Name: Stanley Kwan
Title: Associate Trust Officer

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as a Paying Agent, a Registrar, a Transfer Agent and Exchange Agent

By:	/s/ Warren A. Goshine
Name: Warren A. Goshine Title: Vice President

SCHEDULE 1

FORM OF SECURITY POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on 201__, by SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario, by its managing general partner, Scotiabank Covered Bond GP Inc. (the “Guarantor”).

WHEREAS

(1)	By virtue of a security agreement dated as of July 19, 2013 (the “Security Agreement”) between, among others, the Guarantor, the Issuer, the Bond Trustee, provision was made for the execution by the Principal of this Power of Attorney.
(2)	Words and phrases in this Power of Attorney will (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the Security Agreement.

NOW THIS POWER OF ATTORNEY WITNESSETH

1.	The Guarantor hereby irrevocably and by way of security for the performance of the covenants, conditions, obligations and undertakings on the part of the Guarantor contained in the Security Agreement (and the other Transaction Documents to which the Guarantor is a party from time to time) appoints Computershare Trust Company of Canada and any other Person or Persons for the time being the Bond Trustee or Bond Trustees of and under the Security Agreement (the “Attorney”) and any receiver including any manager (the “Receiver”) appointed from time to time by the Attorney or on its behalf its true and lawful attorney for and in the Guarantor’s name or otherwise jointly and severally to do any act, matter or thing which the Attorney or Receiver considers in each case to be necessary for the protection or preservation of the Attorney’s and the Secured Creditors’ interests and rights (as described in the Security Agreement) in and to the Charged Property or which ought to be done under the covenants, undertakings and provisions contained in the Security Agreement and the other Transaction Documents to which the Guarantor is a party from time to time including (without limitation) any or all of the following:
(a)	to do every act or thing which the Attorney or Receiver may deem to be necessary, proper or expedient for fully and effectually vesting, transferring or assigning the Charged Property or any part thereof and/or the Guarantor’s estate, right, title, benefit and/or interest therein or thereto in or to the Attorney and its successors in title or other Person or Persons entitled to the benefit thereof in the same manner and as fully and effectually, vesting, transferring or charging, as the case may be, in all respects as the Guarantor could have done; and
(b)	the power by writing under its hand by an officer of the Guarantor’s or by any Receiver from time to time to appoint a substitute attorney (each a “Substitute”) who will have power to act on behalf of the Guarantor as if that Substitute will have been originally appointed Attorney by this Power of Attorney and/or to revoke any such appointment at any time without giving any reason therefore.

2.	In favour of the Attorney, any Receiver and/or Substitute, or a Person dealing with any of them and the successors and assigns of such a Person, all acts properly done and documents executed or signed by the Attorney, a Receiver, or a Substitute in the purported exercise of any power conferred by this Power of Attorney will for all purposes be valid and binding on the Guarantor and its successors and assigns.
3.	The Guarantor irrevocably and unconditionally undertakes to indemnify the Attorney and each Receiver and/or Substitute appointed from time to time by the Attorney and their respective estates (each an “Indemnified Party”) against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise, of any of the powers conferred by this Power of Attorney, save where the same arises as the result of the dishonesty, bad faith, wilful misconduct, gross negligence or reckless disregard of the relevant Indemnified Party or its officers or employees.
4.	The power of attorney granted hereunder is coupled with an interest.
5.	The provisions of Article 2 (Security) of the Security Agreement will continue in force after the revocation or termination, howsoever arising, of this Power of Attorney.
6.	The laws of the Province of Ontario and the federal laws of applicable therein Canada will apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney and each Receiver and/or Substitute carried out or purported to be carried out under the terms hereof.
7.	The Guarantor hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorney or attorneys or any Receiver or Substitute will properly and lawfully do or cause to be done in and concerning the Charged Property.

[The remainder of this page left intentionally blank]

IN WITNESS whereof this Power of Attorney has been executed as of the day and year first before written.

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner SCOTIABANK COVERED BOND GP INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 2

FORM OF ACCESSION UNDERTAKING

THIS AGREEMENT is made on [ ] 20[ ]

BETWEEN

(1)	SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner SCOTIABANK COVERED BOND GP INC. (the “Guarantor”);
(2)	● TRUST COMPANY OF CANADA, in its capacities as Bond Trustee;
(3)	[ ] in its capacity as [ ] (the “New Secured Creditor” [and “New Seller”]).

WHEREAS:

(A)	Pursuant to the terms of a [describe agreement] (the “Agreement”) dated [ ] 20[ ] made between the Guarantor and the New Secured Creditor, the Guarantor has agreed to [describe nature of the obligations of the Guarantor under the Agreement].
(B)	The Guarantor has agreed to provide the Bond Trustee with the benefit of the security described in the Security Agreement to secure the Guarantor’s obligations to the Secured Creditors.
(C)	The terms of the Security Agreement permit the Guarantor to secure its obligations to a New Secured Creditor thereunder.
(D)	The New Secured Creditor has agreed to enter into this Agreement to accede to the provisions of the Security Agreement.
(E)	[The New Seller has agreed to sell Additional Loans and their Related Security to the Guarantor on [the relevant Transfer Date] pursuant to a New Mortgage Sale Agreement]. The consideration for such sale includes payment of Deferred Consideration to the New Seller by the Guarantor.
1.	INTERPRETATION

The Master Definitions and Construction Agreement made between the parties to the Transaction Documents on the Program Date (as the same may be amended, varied and/or supplemented from time to time, with the consent of the parties thereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Agreement (as so amended, varied and/or supplemented) will, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement will be construed in accordance with the interpretation provisions set out in Section 2 (Interpretation and Construction) of the Master Definitions and Construction Agreement.

2.	REPRESENTATIONS AND WARRANTIES
2.1	The New Secured Creditor hereby represents and warrants to the Bond Trustee and each of the Secured Creditors in respect of itself that as of the date of this Agreement:
(a)	pursuant to the terms of the Agreement, the Guarantor has agreed to pay to the New Secured Creditor the amount (if any) [describe in relation to the Agreement]; and
(b)	the Agreement expressly provides that all amounts due from the Guarantor thereunder are to be secured by the Security Agreement.
2.2	The Guarantor hereby represents and warrants to the Bond Trustee and each of the Secured Creditors that as at the date of this Agreement, the conditions to issuing further Covered Bonds set out in the Program Agreement are satisfied and/or the conditions to entering into the New Mortgage Sale Agreement are satisfied.
3.	ACCESSION

In consideration of the New Secured Creditor being accepted as a Secured Creditor for the purposes of the Security Agreement by the parties thereto as from the date of this Agreement, the New Secured Creditor:

(a)	confirms that as from [date], it intends to be a party to the Security Agreement as a Secured Creditor;
(b)	undertakes to comply with and be bound by all of the provisions of the Master Definitions and Construction Agreement (as the same may be amended, varied or restated from time to time) and the Security Agreement in its capacity as a Secured Creditor, as if it had been an original party thereto;
(c)	undertakes to perform comply with and be bound by all of the provisions of the Security Agreement in its capacity as a Secured Creditor, as if it had been an original party thereto as provided in [relevant Articles relating to Priorities of Payments]; and
(d)	agrees that the Bond Trustee will be the Bond Trustee of the Security Agreement for all Secured Creditors upon and subject to the terms set out in the Security Agreement.
4.	SCOPE OF THE DEED OF CHARGE

The Guarantor, the New Secured Creditor and the Bond Trustee hereby agree that for relevant purposes under the Security Agreement and the Master Definitions and Construction Agreement:

(a)	the Agreement will be treated as a Transaction Document; and

(b)	the New Secured Creditor will be treated as a Secured Creditor.
5.	APPLICATION

Prior to and following enforcement of the Security all amounts at any time held by the Guarantor, the Cash Manager or the Bond Trustee in respect of the security created under or pursuant to this Agreement will be held and/or applied by such Person subject to and in accordance with the relevant provisions of the Guarantor Agreement, the Cash Management Agreement and the Security Agreement.

6.	NOTICES AND DEMANDS

Any notice or communication under or in connection with this Agreement, the Security Agreement or the Master Definitions and Construction Agreement will be given in the manner and at the times set out in Article 24 (Notices and Demands) of the Security Agreement to the addresses given in this Section or at such other address as the recipient may have notified to the other parties hereto and/or thereto in writing.

The address referred to in this Section 6 for the New Secured Creditor is:

[ ]

For the attention of:     [ ]

Telephone:     [ ]

Facsimile:       [ ]

or such other address and/or numbers as the New Secured Creditor may notify to the parties to the Security Agreement in accordance with the provisions thereof.

7.	CHOICE OF LAW

This Agreement is governed by and will be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

8.	SUBMISSION TO JURISDICTION

Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement.

IN WITNESS whereof this Agreement has been executed by each of the parties as of the day and year first before written.

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner SCOTIABANK COVERED BOND GP INC.

By:
Name:
Title:

By:
Name:
Title:

● TRUST COMPANY OF CANADA, as Bond Trustee

By:
Name:
Title:

By:
Name:
Title:

[NEW SECURED CREDITOR [NEW SELLER]]

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 3

Place of Business

Managing GP

44 King Street West
Scotia Plaza
Toronto, Ontario M5H 1H1